PURCHASE AND SALE AGREEMENT
                           ---------------------------

         This PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into on the 3rd day of November, 1997, by and between HEALTHSOUTH CORPORATION, a Delaware corporation ("HEALTHSOUTH"), HORIZON/CMS HEALTHCARE CORPORATION, a
Delaware corporation ("Seller"), and INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("Buyer"), with reference to the following facts:

         A.       Seller is a wholly-owned subsidiary of HEALTHSOUTH.

         B. Directly or through wholly-owned subsidiary corporations identified on Schedule A-1 hereto (each, a "Subsidiary" and collectively, the "Subsidiaries"), Seller engages in the business of delivering long-term care, diagnostic, institutional pharmacy and contract therapy services to the public through the facilities and businesses identified in Schedule A-2 (the "Facilities").

         C. Buyer desires to purchase from Seller and the Subsidiaries, either directly or through wholly-owned subsidiaries of the Buyer (any such subsidiary which is purchasing any of the Transferred Assets hereunder being herein called a "Buyer Subsidiary" and such purchasing subsidiaries being collectively called the "Buyer Subsidiaries"), and HEALTHSOUTH desires to cause Seller and the Subsidiaries to sell to Buyer, such Facilities together with related assets (the "Transactions").

         NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.1 Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

                  "Affiliate" of a specified person shall mean any corporation, partnership, sole proprietorship or other person or entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the person specified. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity.

                  "Cost Report" means the cost report required to be filed, as of the end of a provider cost year or for any other required period, with cost-based Payors with respect to cost reimbursement.

                  "knowledge" of a party shall mean the collective knowledge of the persons who serve as of the date of this Agreement as the duly elected officers of such party.

                  "Laws" shall mean all statutes, rules, regulations, ordinances, orders, codes, permits, licenses and agreements with or of federal, state, local and foreign governmental and regulatory authorities and any order, writ, injunction or decree issued by any court, arbitrator or governmental agency or in connection with any judicial, administrative or other non-judicial proceeding (including, without limitation, arbitration or reference).

                  "Licenses" shall mean certificates of need, accreditations, registrations, licenses, permits and other consents or approvals of governmental agencies or accreditation organizations.

                  "Payor" shall mean Medicare, Medicaid, CHAMPUS and Medically Indigent Assistance programs, Blue Cross, Blue Shield or any other third party payor (including an insurance company), or any health care provider (such as a health maintenance organization, preferred provider organization, peer review organization, or any other managed care program).

                  "Taxes" shall mean (i) all federal, state, county and local sales, use, property, payroll, recordation and transfer taxes, (ii) all federal, state, county and local taxes, levies, fees, assessments or surcharges (however designated, including privilege taxes, room or bed taxes and user fees) which are based on the gross receipts, net operating revenues, net income or patient days of a Facility for a period ending on, before or including the Closing Date (as defined in Section 2.13) or a formula taking any one of the foregoing into account, and (iii) any interest, penalties and additions to tax attributable to any of the foregoing, but shall not include income and other taxes described in Sections 2.4(a) and (b).

         Section 1.2 Index of Other Defined Terms. In addition to those terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

                  Defined Term                             Section
                  --------------------------------------------------
                  Adjustment Sections                      2.14
                  Agreement                                Preamble
                  Allocation Schedule                      2.7
                  Assigned Stock                           2.1(c)
                  Assumed Contracts                        2.3(a)
                  Assumed Guarantees                       2.3(a)
                  Assumed Liabilities                      2.3
                  Balance Sheet                            3.17(b)
                  Buyer                                    Preamble
                  Buyer's Affidavit                        2.15(d)
                  Buyer's Subsidiaries                     Recitals
                  Charter Documents                        3.4
                  Claim Notice                             11.6
                  Closing                                  2.13
                  Closing Date                             2.13
                  COBRA                                    2.10(d)
                  Code                                     3.11

                  Consents                                 8.4
                  Delivery Date                            2.15(d)
                  EBITDA                                   3.17(a)
                  EBITDA Statements                        3.17(a)
                  Employee Benefit Arrangements            3.19(d)
                  Environmental Regulations                3.16(a)
                  Equipment                                2.1(e)
                  ERISA                                    2.10(a)
                  Escrow Agent                             2.13(c)
                  Excluded Assets                          2.2
                  Excluded Liabilities                     2.4
                  Execution Fee                            2.6(a)
                  Facilities                               Recitals
                  Facility Records                         5.7(a)
                  Final Delivery Date                      2.15(e)
                  Final Net Book Values                    2.6(d)
                  Financial Schedule                       3.17
                  Hazardous Materials                      3.16
                  Headquarters Assets                      2.1(q)
                  Headquarters Liabilities                 2.3(o)
                  HEALTHSOUTH                              Preamble
                  Hired Employees                          2.10(c)
                  HSR Act                                  3.4
                  Indemnitee                               11.5
                  Indemnitor                               11.5(a)
                  Intercompany Transactions                2.1(g)(ii)
                  Inventory                                2.1(f)
                  Leased Real Property                     2.1(b)
                  Losses                                   11.3(a)
                  Management Agreement                     2.15
                  Material Adverse Change                  8.9
                  Material Adverse Effect                  3.4
                  Measurement Date                         2.8
                  Multiemployer Plans                      2.10(a)
                  Other Assigned Contracts                 2.1(g)
                  Owned Real Property                      2.1(a)
                  Panel                                    2.12(b)
                  Patient Records                          5.7(a)
                  Pension Plans                            2.10(a)
                  Permitted Encumbrances                   3.8
                  Prepayments                              2.1(l)
                  Purchase Price                           2.5
                  Real Property Leases                     2.1(b)
                  Receivables                              2.1(m)
                  Related Agreements                       3.4
                  Retained Employees                       2.10(b)
                  Seller                                   Preamble
                  Seller's Affidavit                       2.15(d)

                  Subsidiaries                              Recitals
                  Termination Fee                           10.3
                  Third Party Claims                        11.5(a)
                  Title Insurer                             8.6
                  Title Policies                            8.6
                  Topping Fee                               10.4
                  Transactions                              Recitals
                  Transferred Business Names                2.1(j)
                  Transferred Records                       5.7
                  Transferred Subsidiaries                  2.1(a)
                  Venture Agreements                        2.1(d)
                  WARN Act                                  2.10(e)


                                   ARTICLE 2
                               BASIC TRANSACTIONS

         Section 2.1 Purchased Assets. On the terms and subject to the conditions contained in this Agreement, including, but not limited to, the provisions of Section 2.15, at the Closing (as defined in Section 2.13), Buyer shall purchase from Seller and each relevant Subsidiary, and HEALTHSOUTH shall cause Seller and each relevant Subsidiary to sell, convey, assign, transfer and deliver to Buyer, the following assets, and only the following assets, of Seller and such Subsidiary as of the Closing (the "Transferred Assets"), but excluding all Excluded Assets as defined in Section 2.2, and in the case of items identified in Section 2.1(b) -- (q), only to the extent that such sale and purchase is not encompassed by the sale and purchase of the Assigned Stock (as defined in Section 2.1(a):

                  (a) All of  Seller's  or the  Subsidiary's  right,  title  and interest in and to the shares of the capital stock of the Subsidiaries  shown on
Schedule 2.1(a) that are owned by Seller or the Subsidiary (such shares being referred to as the "Assigned Stock", and such Subsidiaries and the wholly owned subsidiaries of such Subsidiaries being referred to individually as a "Transferred Subsidiary" and collectively as the "Transferred Subsidiaries");

                  (b) All of Seller's or the Subsidiary's right, title and interest in and to the real property owned in fee (the "Owned Real Property") that is identified in Schedule 2.1(b) on which Facilities are located, together with the Facilities, construction work-in-progress, and all other buildings and improvements thereon, and all rights, privileges, permits and easements appurtenant thereto, subject, however, to the mortgages and capitalized leases identified on Schedule 2.1(b) relating to certain of the Owned Real Property;

                  (c) All of Seller's or the Subsidiary's right, title and interest in and to the leasehold estates (the "Real Property Leases") in land, Facilities and real property improvements (whether owned or leased) (the "Leased Real Property") identified in Schedule 2.1(c), together with all construction work-in-progress in respect of same and all rights, privileges and easements appurtenant thereto, subject, however, to the mortgages and capitalized leases identified on Schedule 2.1(b) relating to certain of the Leased Real Property;

                  (d) All of Seller's or the Subsidiary's right, title and interest in and to the joint ventures or partnerships identified in Schedule 2.1(d) hereto that relate to partnerships or joint ventures that own or lease Facilities or other Transferred Assets, together with all of Seller's or the
Subsidiary's  right,  title  and  interest  in  and  to  the  joint  venture  or partnership agreements, also identified in such Schedule (the "Venture Agreements"), that govern such partnerships or joint ventures;

                  (e) All of Seller's or the Subsidiary's right, title and interest in and to fixed machinery and equipment, other fixtures and fittings, moveable plant, machinery, equipment and furniture, trucks, tractors, trailers and other vehicles, tools and other similar items of tangible personal property (collectively "Equipment") (i) that are not consumed, disposed of or held for sale or as inventory in the ordinary course of business, (ii) that are owned or leased by or consigned to Seller or the Subsidiary as of the Closing, and (iii) that are used solely with respect to the operation of Facilities;

                  (f) All of Seller's or the Subsidiary's right, title and interest in and to inventories of supplies, drugs, food, janitorial and office supplies, maintenance and shop supplies, and other similar items of tangible personal property intended to be consumed, disposed of or sold in the ordinary course of business (collectively, the "Inventory") that are owned by or consigned to Seller or the Subsidiary as of the Closing and that are used by Seller or the Subsidiary solely with respect to the operation of the Facilities;

                  (g) All of Seller's or the Subsidiary's right, title and interest in and to all contracts and agreements to which Seller or the Subsidiary is a party at the Closing, other than the Real Property Leases and the Venture Agreements, to the extent the same are transferable to Buyer (whether by action of the Subsidiary or Seller or, in the case of Medicare provider agreements, the Health Care Finance Administration), and which, or to the extent, the same relate solely to the operations of Facilities operated by Seller or the Subsidiary (the "Other Assigned Contracts"), including, but not limited to, the contracts identified on Schedule 2.1(g), which contains a list of the following categories of Other Assigned Contracts: construction contracts relating to construction work-in-progress at the Facilities; Equipment leases (whether operating or capitalized leases) and installment purchase contracts where the annualized lease or installment payments exceed $100,000; contracts or arrangements binding on a Facility which contain any covenant not to compete or otherwise significantly restrict the nature of the business activities in which the Facility may engage; employment contracts, if any, between Seller, the Subsidiary or a Facility and the chief executive or chief financial officer of such Facility; collective bargaining agreements, if any; Medicare and Medicaid provider numbers and provider agreements with other Payors; any other contracts relating solely to the Facilities pursuant to which Seller or the Subsidiary paid or received over $100,000 during its last fiscal year or is due to pay or receive over $100,000 during any subsequent fiscal year, including, but not limited to, any employment contracts relating solely to the Facilities pursuant to which Seller or the Subsidiary paid or received over $100,000 during its last fiscal year or is obligated to pay over $100,000 in any subsequent fiscal year; and any contracts which will be binding on Buyer or any Transferred Subsidiary after the Closing pursuant to which Seller or the Subsidiary has agreed with any third party that such third party shall be the exclusive or preferred provider of goods or services to a Facility, pursuant to which Seller or a Subsidiary paid over $100,000 during its last fiscalyear or is obligated to pay over $100,000 in any subsequent fiscal year; provided that

Schedule 2.1(g) need not list an Other Assigned Contract if all material obligations of Seller or the Subsidiary thereunder have been, or, prior to the Closing, will be completed, or Seller or the Subsidiary is entitled, or has or by the Closing will have exercised a right, to terminate the contract without penalty on 90 days' notice or less. Notwithstanding the foregoing, the Other Assigned Contracts shall not include:

                           (i) Except for instruments of indebtedness relating to those mortgages and capitalized leases identified on Schedule 2.1(b), any contract which evidences indebtedness for money borrowed or the deferred portion of the purchase price for Owned Real Property and is therefore an Excluded Liability under the provisions of Section 2.4(g), unless the parties mutually agree, in accordance with the provisions of such Section 2.4(g), that such indebtedness will be assumed by Buyer, in which case the contract or contracts evidencing such indebtedness will be Transferred Assets; and

                           (ii)  Any   contract   respecting   an   intercompany
         transaction between Seller or the Subsidiary, on the one hand, and HEALTHSOUTH or an Affiliate of HEALTHSOUTH, on the other, whether or not such transaction relates to the provision of goods and services (except as set forth in the following proviso), tax sharing arrangements, payment arrangements, intercompany charges or balances, or the like ("Intercompany Transactions"); provided, however, that contracts relating to the provision of goods or services (such as laboratory services, contract therapy services or pharmacy services) by Seller to a Subsidiary, or by a Subsidiary to a Seller, with respect to the operations of Facilities shall not be deemed to be Intercompany Transactions and shall be included in the Other Assigned Contracts.

                  (h) All of Seller's or the Subsidiary's right, title and interest in and to the right to receive mail and other communications addressed to Seller or the Subsidiary insofar as such mail or other communication relates to the operation of the Facilities after the Closing;

                  (i) All of Seller's or the Subsidiary's right, title and interest in and to the business names utilized in the businesses represented by the Transferred Assets, other than the names "Horizon/CMS" and "Continental Medical Systems" (the "Transferred Business Names");

                  (j) All of Seller's or the Subsidiary's right, title and interest in and to Licenses in favor of Seller or the Subsidiary as of the Closing that are directly related to, necessary for, or used solely in connection with the operation of the Facilities as presently operated by Seller or the Subsidiary, provided that Licenses in favor of Seller or the Subsidiary shall be included in the Transferred Assets only to the extent they are lawfully transferable, and, to the extent a Facility is the subject of a Management Agreement by virtue of Section 2.15(i), Seller or the Subsidiary shall remain the licensee of such Facility under those Licenses contained on Schedule 3.19(f) to the extent contemplated by the Management Agreement;

                  (k) All of Seller's or the Subsidiary's right, title and interest in and to unexpired warranties as of the Closing that are transferable to Buyer which Seller or the Subsidiary has received from third parties with respect to the Transferred Assets, including, but not limited to, such warranties as are set forth in any construction agreement, lease agreement, equipment purchase agreement, consulting agreement or agreement for architectural and engineering services;

                  (l) To the extent lawfully and contractually transferable, all of Seller's or the Subsidiary's right, title and interest in and to advance payments, prepayments, prepaid expenses, deposits and the like made by the Subsidiary or Seller on its behalf in the ordinary course of business prior to the Closing, which exist as of the Closing and with respect to which Buyer will receive the benefit after the Closing, and other items recorded as prepaid expenses by Seller and the Subsidiaries (collectively, "Prepayments");

                  (m) All of Seller's or the Subsidiary's right, title and interest as of the Closing in and to accounts receivable recorded by Seller or the Subsidiary as an account receivable from Payors, patients and other third parties with respect to services provided at or by the Facilities, including, but not limited to, amounts receivable under Cost Reports (collectively, "Receivables"), and, subject to the provisions of Section 2.2(a) and Section 2.2(h), all other items of working capital relating solely to the Facilities, including cash and cash equivalents not to exceed $10,000,000, securities, other current assets, all rights under that certain Note dated February 11, 1994, given by B&G Partners Limited Partnership in favor of Seller in the original principal amount of $20,000,000 and under any guaranty or other instrument related thereto (the current outstanding balance of which is included in the Headquarters Assets) including any cash proceeds therefrom received between the date hereof and the Closing Date, and all claims (including claims under any insurance policies retained by Seller or any Subsidiary), choses in action, rights of recovery, rights of set-off, rights to refunds, and similar rights, whether or not included in working capital, but only to the extent that such claims, choses in action, rights of recovery, rights of set-off, rights to refunds, and similar rights are related to the Transferred Assets (other than those described in this subsection (m)) and the Assumed Liabilities;

                  (n) All of Seller's or the Subsidiary's right, title and interest in and to the goodwill of the businesses evidenced by the Transferred Assets, and, except for Excluded Assets, any and all other assets of Seller or the Subsidiary utilized solely in the operations of the Facilities as conducted prior to the Closing Date, whether or not such assets have any value for accounting purposes;

                  (o) Subject to applicable law and the provisions of Section 5.7, any and all business and patient records of or related to the operation of the Facilities which are maintained at the Facilities;

                  (p) All proprietary materials, documents, information, media, methods and processes owned by Seller or a Subsidiary and used exclusively in connection with the businesses represented by the Transferred Assets, and any and all rights to use the same, including, but not limited to, all intangible assets of an intellectual property nature such as trademenarks, service marks and trade names (whether or not registered), proprietary computer software, all proprietary procedures and manuals, and all promotional or marketing materials, including all marketing computer hardware and software; and

                  (q) All right, title and interest of Seller or any Subsidiary in those assets identified under the third column under the heading "Albuquerque Corporate" on the Balance Sheet, which assets relate to Seller's corporate headquarters in Albuquerque, New Mexico (the "Headquarters Assets").

         Section 2.2 Excluded Assets. The parties hereto agree that assets of Seller and the Subsidiaries not expressly described in Section 2.1 are not intended to be part of the Transferred Assets and are excluded from the purchase and sale contemplated hereby. Without limiting the generality of the foregoing, such excluded assets (the "Excluded Assets") include the following:

                  (a)  All  cash  and  cash   equivalents   of  Seller  and  the
Subsidiaries relating to the Facilities in excess of $10,000,000;

                  (b)  [Intentionally omitted.];

                  (c) The rights of Seller or any Subsidiary under any insurance policy, if any, included in the Transferred Assets which relates to any Excluded Asset or Excluded Liability (as defined in Section 2.4) (it being understood, however, that Buyer shall have no obligation to take any action under any such policy to seek any recovery except at the reasonable request, and at the sole expense, of Seller or a Subsidiary (other than a Transferred Subsidiary) or to continue any such policies in force);

                  (d) The rights of Seller or of any Subsidiary to receive mail and other communications addressed to any of them with respect to Excluded Assets or Excluded Liabilities;

                  (e) All property, plant, equipment and other assets pertaining to any facility, business or operations of HEALTHSOUTH, Seller or any of their respective Affiliates not included in the Facilities;

                  (f) Any and all rights respecting computer and data processing hardware, software or firmware that is proprietary to HEALTHSOUTH or any Affiliate of HEALTHSOUTH (other than a Transferred Subsidiary, and other than Seller or a Subsidiary but only to the extent that such hardware, software or firmware is used solely in connection with the operations of the Facilities), and any computer and data processing hardware or firmware, whether or not located at a Facility, that is part of a computer system the central processing unit for which is not located at a Facility

                  (g)  All  amounts  due  to  the   Subsidiaries   arising  from
Intercompany Transactions;

                  (h) Such other assets, if any, as are specifically described in Schedule 2.2(h) and assets which would be Transferred Assets except for the operation of Sections 2.12, 2.15, 8.5, 8.6 or 9.5; and

                  (i) All capital stock of Subsidiaries that are not Transferred Subsidiaries.

To the extent that any items which constitute Excluded Assets are Assets of a Transferred Subsidiary, Seller shall cause such Transferred Subsidiary to convey such items to Seller by dividend, distribution or otherwise immediately prior to the Closing. Buyer acknowledges and agrees that Seller shall have the right to remove, and may remove at any time prior to or within 30 days following the Closing Date (in each case, at Seller's expense, but without charge by Buyer for storage), from time to time any and all of the Excluded Assets from the Facilities, provided that Seller shall do so in a manner that does not unduly or unnecessarily disrupt Buyer's normal business activities at the Facilities.

         Section 2.3 Assumed Liabilities. Subject to the terms and conditions set forth in this Agreement, Buyer shall assume at the Closing and pay, discharge and perform as and when due the following obligations and liabilities, in each case only to the extent that such assumption is not encompassed by the sale and purchase of the Assigned Stock (as defined in Section 2.1(a)), but excluding all Excluded Liabilities as defined in Section 2.4 (the "Assumed Liabilities"):

                  (a)  All   liabilities   and  obligations  of  Seller  or  the
Subsidiaries which arise under any contract, license, permit, agreement, arrangement, understanding or undertaking included in the Transferred Assets, including the Real Property Leases, the Venture Agreements, the Other Assigned Contracts and the Licenses, and any obligation or liability (the "Assumed Guarantees") of HEALTHSOUTH or Seller or any Affiliate of HEALTHSOUTH or Seller (including letters of credit and performance bonds) which is in the nature of a guaranty of the foregoing or of other liabilities and obligations of the Subsidiaries or of others in connection with the operation of the Facilities (together, the "Assumed Contracts"), including without limitation, any capitalized lease liabilities and obligations;

                  (b) Without affecting the provisions of Sections 2.1(l) all liabilities and obligations under open purchase orders that were entered into by Seller or a Subsidiary in the ordinary course of business with respect to operation of a Facility on or prior to the Closing Date and which provide for the delivery of goods or services subsequent to the Closing Date;

                  (c) All obligations and liabilities to the Hired Employees (as defined in Section 2.10(c)) for paid time off (including, for all purposes of this Agreement, vacation pay) through the Closing Date in accordance with the employment policies of Seller as they exist on the date of this Agreement; provided that except as may be expressly set forth herein, nothing in this Agreement shall be deemed to require Buyer to continue to follow any such employment policies of Seller with respect to services of Hired Employees after the Closing Date; provided, however that Buyer shall have no liability or obligation with respect to any of Seller's employees at its Albuquerque corporate headquarters except for liabilities with respect to Hired Employees accruing after the Closing and liabilities pursuant to Section 2.3(n) not to exceed $19,000,000 in the aggregate.

                  (d)  [Intentionally omitted.];

                  (e) Subject to the provisions of Sections 3.16 and 6.2(c), all liabilities arising out of or in connection with the existence of Hazardous
Materials (as defined in Section 3.16) upon, about, beneath or migrating or threatening to migrate to or from the Owned Real

Properties or the Leased Real Properties or the existence of any violation of any Environmental Regulations (as defined in Section 3.16) pertaining to any such Owned Real Properties or Leased Real Properties or the businesses operated therefrom;

                  (f) All liabilities and obligations respecting any changes or improvements needed to the Facilities for them to be in material compliance following the Closing with safety, building, fire, land use, access (including without limitation the Americans With Disabilities Act) or similar Laws respecting the physical condition of the Facilities;

                  (g)  All  liabilities  and  obligations   respecting  employee
matters assumed by Buyer pursuant to the provisions of Section 2.10(a);

                  (h) All liabilities, obligations and expenses of Seller and the Subsidiaries arising from, or connected with, any determination by Medicare or any other Payor to seek to recapture any costs reimbursed or reimbursable to Seller or any Subsidiary with respect to the Facilities as a result of the purchases and sales contemplated hereby (including any gain from sale liability);

                  (i) Any liability or obligation which becomes an Assumed Liability by operation of Section 2.4(g);

                  (j) Any accrued or unpaid liabilities (whether or not due) of Seller or the Subsidiaries in existence on the Closing Date which relate to the Facilities, which were incurred in the ordinary course of the operation of the Facilities and which represent (i) trade payables incurred to suppliers of goods or services; (ii) water, gas, electricity and other utility charges; (iii) license fees; (iv) rent, common area maintenance charges, operating expenses and other charges arising under the Real Property Leases; (v) insurance premiums;
(vi) accrued salaries, benefits (including accrued vacation and sick pay) and payroll taxes respecting Hired Employees; (vi) Taxes relating to the Facilities or the Transferred Subsidiaries to the extent that such Taxes relate to periods after the Closing Date; and (vii) similar liabilities incurred in the ordinary course of the operation of the Facilities and customarily recorded as a current liability, other than the current portion of long-term liabilities and obligations;

                  (k) Any liability or obligation owed by Seller or a Subsidiary as a result of determinations with respect to Cost Reports filed with respect to a Facility before or after the Closing Date;

                  (l) Liabilities of Seller and the Subsidiaries arising from or in connection with litigation described in Section 3.14, or from or in connection with any other litigation, whether or not pending or threatened, to which Seller or any Subsidiary or any Affiliate of Seller or any Subsidiary is or may become a party with respect to causes of action against them in existence (i.e., all elements of the claim are complete) prior to the Closing, but only to the extent that such litigation relates to the Transferred Assets or the businesses or operations represented thereby;

                  (m) Liabilities or obligations of Seller or the Subsidiaries now existing or which may hereafter exist by reason of any alleged violation of Laws by Seller or any of the

Subsidiaries on or prior to the Closing Date, but only to the extent that such alleged violation of Laws relates to the Transferred Assets or the businesses or operations represented thereby;

                  (n) Liabilities or obligations of Seller or the Subsidiaries arising under the employment, change-of-control, retention bonus and pay-to-stay agreements described on Schedule 2.3(n); provided, however, that if HEALTHSOUTH or Seller shall have paid any amounts in respect of such liabilities or obligations prior to the Closing Date, Buyer shall reimburse HEALTHSOUTH or Seller for the amounts so paid upon demand on or after the Closing Date; and

                  (o) All obligations and liabilities of Seller or any Subsidiary in those assets identified under the third column under the heading "Albuquerque Corporate" on the Balance Sheet, which assets relate to Seller's corporate headquarters in Albuquerque, New Mexico (the "Headquarters Liabilities") not to exceed, in the aggregate with liabilities under Section 2.3, $19,121,000.

         Section 2.4 Excluded Liabilities. The parties hereto agree that liabilities and obligations of Seller and the Subsidiaries not expressly described in Section 2.3 are not intended to be part of the Assumed Liabilities, and Buyer shall not assume or become obligated with respect to any other obligation or liability of HEALTHSOUTH, Seller or any Subsidiary or any Affiliate of any of them (collectively, "Excluded Liabilities"), including, but not limited to, the liabilities and obligations described in this Section, all of which shall remain the sole responsibility of Seller or the pertinent Subsidiary (other than a Transferred Subsidiary) or Affiliate, as the case may be, it being understood, however, that, as between Seller and the Subsidiaries (other than the Transferred Subsidiaries), on the one hand, and Buyer, on the other, Buyer shall bear the risk of and be responsible for the ongoing operations of the Facilities after the Closing, including the continuation or performance by Buyer after the Closing of any agreement or practice of the Subsidiaries. Without limiting the generality of the foregoing, Buyer shall not assume and shall have no liability or obligation of any kind for or with respect to any of the following, except to the extent expressly set forth in Section 2.3:

                  (a) Any of Seller's or any of the Subsidiaries' liabilities or obligations (including, but not limited to, any liabilities or obligations under any tax sharing agreements) with respect to franchise taxes and with respect to foreign, federal, state or local taxes and other Taxes imposed upon or measured, in whole or in part, by the net income for any period ending on or prior to the Closing Date of Seller and/or such Subsidiaries or any member of a combined or consolidated group of companies of which Seller and/or such Subsidiaries are, or were at any time, a part, or with respect to interest, penalties or additions to any of such taxes, it being understood that Buyer shall not be deemed to be Seller's or any Subsidiary's transferee with respect to any such tax liability;

                  (b) Any of Seller's or any of its Subsidiaries' liabilities or obligations with respect to the recapture of foreign, federal, state or local tax deductions or credits taken by Seller or such Subsidiary for any period ending on or prior to the Closing Date imposed upon, or any taxable gain recognized by, Seller or such Subsidiary on account of the Transactions contemplated hereby;

                  (c) Liabilities or obligations of Seller or its Affiliates now existing or which may hereafter exist by reason of any alleged violation of Laws (as defined in Section 1.1) by Seller or any of its Affiliates on or prior to the Closing Date which does not relate to the Transferred Assets or the businesses or operations represented thereby;

                  (d) Liabilities or obligations of Seller or a Subsidiary under any Assumed Contract which would be included in the Transferred Assets but for the provisions of Section 2.12, unless Buyer is provided with the benefits thereunder as contemplated in such Section;

                  (e) Liabilities of Seller and the Subsidiaries arising from or in connection with litigation not relating to the Transferred Assets or the businesses or operations represented thereby;

                  (f) Subject to Section 2.12(b), liabilities of Seller and the Subsidiaries incurred in connection with their obtaining any consent, authorization or approval necessary for them to sell, convey, assign, transfer or deliver any Transferred Asset to Buyer hereunder;

                  (g) Except with respect to the mortgages and capitalized leases identified on Schedule 2.1(b) and the indebtedness evidenced thereby, all liabilities and obligations (including interest, penalties and other amounts due in respect thereof) with respect to which shall constitute Assumed Liabilities, any liability of Seller or a Subsidiary representing indebtedness for money borrowed or the deferred portion of the purchase price for any Owned Real
Property (and any refinancing thereof), including without limitation the indebtedness identified on Schedule 2.4(g) and all interest, penalties and other amounts due in respect thereof; provided that if, prior to Closing, the parties mutually agree that any such indebtedness or obligation will be assumed by Buyer and further agree upon an equitable reduction in the cash portion of the Purchase Price (as defined in Section 2.5) to reflect Buyer's assumption of such indebtedness or obligation, then any such indebtedness or obligation will be deemed to constitute an Assumed Liability for all purposes of this Agreement; and provided further that with respect to any such indebtedness or obligation not so assumed by Buyer that constitutes a lien or encumbrance upon any Transferred Asset, Seller agrees that substantially concurrently with or prior to the Closing it will either pay or discharge such indebtedness or liability in full or otherwise cause such lien or encumbrance to be removed from such Transferred Asset, so that such Transferred Asset is sold, conveyed, assigned, transferred and delivered to Buyer at the Closing free and clear of such lien or encumbrance;

                  (h)  Such  other   liabilities   and   obligations,   if  any,
specifically described in Schedule 2.4(h) and liabilities which would be Assumed Liabilities but for the provisions of Sections 2.12, 2.15, 8.5, 8.6 or 9.5;

                  (i) Amounts due from Seller or the Subsidiaries arising from Intercompany Transactions;

                  (j) Any liabilities or obligations of HEALTHSOUTH, Seller or a Subsidiary to employees who are not Hired Employees;

                  (k) Any liabilities of HEALTHSOUTH or Seller to stockholders of HEALTHSOUTH or Seller (solely in their capacity as stockholders) as a result of the acquisition of Seller by HEALTHSOUTH;

                  (l)  Any   liability   for  workers'   compensation,   general
liability, professional liability or automobile liability arising out of occurrences prior to the Closing;

                  (m) Any liability arising out of the termination by Seller or any Subsidiary of any of the Pension Plans;

                  (n) Any obligation of Seller or any Subsidiary with respect to
"earn-out"  or  similar   contingent  or  deferred   payments  relating  to  the
acquisition of assets or businesses prior to the Closing Date;

                  (o) Any liability of Seller or any Subsidiary with respect to their respective employees arising out of occurrences prior to the Closing, except as otherwise expressly provided herein; and

                  (p) Any liabilities in connection with Seller's Albuquerque corporate headquarters (including liabilities under Section 2.3(n)) in excess of $19,121,000.

With respect to Transferred Subsidiaries, Seller shall assume, immediately prior to the Closing, all liabilities of such Transferred Subsidiaries which are Excluded Liabilities.

         Section 2.5 Purchase Price. The purchase price (the "Purchase Price") in the aggregate for all of the Transferred Assets shall be $1,250,000,000.

         Section 2.6 Payment of Purchase Price. The Purchase Price for the Transferred Assets shall be paid as follows:

                  (a) Execution Fee. Buyer acknowledges that Seller and the Subsidiaries will incur substantial damage that may be impossible to quantify in the event the Transactions are not consummated. In order to induce Seller to enter into this Agreement and to terminate its discussions with other parties with respect to the sale of the Transferred Assets, Buyer is, contemporaneously with the execution of this Agreement, paying to Seller, in immediately available funds, the sum of $50,000,000 as an earnest money deposit (the "Execution Fee") to be applied against the Purchase Price due in the event of a Closing. In the event that (i) this Agreement is terminated by Buyer because of HEALTHSOUTH's or Seller's material breach of their obligations hereunder, or (ii) there is no Closing prior to the Termination Date (as defined in Section 10.1(b)) because
(A) the express conditions in Article 8 to the obligations of Buyer are not met or waived (except, in the case of the conditions specified in Section 8.5, if any such action, suit or proceeding therein described shall have been commenced or threatened by Buyer or any of its Affiliates, associates, officers, directors, stockholders, creditors, or prospective or actual financing sources in respect of the Transactions), or (B) the express conditions in Section 9.5 to the obligations of HEALTHSOUTH and Seller are not met or waived and any such action, suit or proceeding therein described shall have been commenced or threatened by HEALTHSOUTH, Seller or any Subsidiary or any of its or their Affiliates, associates, officers, directors, stockholders or creditors, then and in either of such events, within two business days after the earlier of such termination or the occurrence of the Termination Date, as the case may be, Seller shall return the Execution Fee to Buyer with interest at the rate of 5% per annum, and less any costs of Seller and the Subsidiaries to be reimbursed by Buyer pursuant to Section 5.5, via wire transfer of immediately available funds. In all other cases, the Execution Fee shall be retained by Seller, and such retention shall not relieve Buyer of its obligations to reimburse any costs of Seller and the Subsidiaries pursuant to Section 5.5. In the event of any breach of this Agreement or other liability of Buyer to Seller, unless the Closing occurs, retention of the Execution Fee by Seller and, as applicable, payment by Buyer to or on behalf of HEALTHSOUTH, Seller and the Subsidiaries the amounts reimbursable by Buyer to Seller pursuant to Section 5.5 and the Termination Fee shall constitute the sole and exclusive remedy of HEALTHSOUTH, Seller and the Subsidiaries against Buyer with respect to such breach or liability. In the event of any breach of this Agreement or other liability of HEALTHSOUTH, Seller or the Subsidiary to Buyer, unless the Closing occurs, return of the Execution Fee to Buyer and, as applicable, payment of the Topping Fee, shall constitute the sole and exclusive remedy of Buyer against HEALTHSOUTH, Seller and the Subsidiaries with respect to such breach or liability.

                  (b) Payment of Remaining Purchase Price. At the Closing, Buyer shall deliver to Seller an amount equal to the Purchase Price less (i) the Execution Fee plus accrued interest thereon at 5% per annum and (ii) the principal amount of any indebtedness, any accrued but unpaid interest thereon and the balance of any capitalized leases assumed by Buyer pursuant to Section 2.1(b), subject to adjustment as provided in Section 2.14.

                  (c) Seller as Agent of Subsidiaries. Seller shall, prior to the Closing, cause each Subsidiary to irrevocably designate Seller as its agent to receive on its behalf delivery of that portion of all payments made by Buyer hereunder to which such Subsidiary may be entitled, including without limitation that portion of the Purchase Price attributable to the Transferred Assets sold to Buyer by it, and to acknowledge that delivery of such payments, including the Purchase Price, to Seller in accordance with the terms of this Agreement shall be conclusive and binding evidence against such Subsidiary that, as between Buyer and such Subsidiary, any payments or consideration due to such Subsidiary in respect of the Transferred Assets sold to Buyer by it, or in respect of other payments due to it from Buyer under the terms of this Agreement, have been delivered.

         Section 2.7 Allocation of Purchase Price. Within 90 days after the Closing Date, HEALTHSOUTH and Seller, on the one hand, and Buyer, on the other hand, shall agree to an allocation of the Purchase Price among the Transferred Assets and shall prepare a written schedule reflecting such allocation (the "Allocation Schedule"). Seller and Buyer shall, and Seller shall cause the Subsidiaries to, allocate the Purchase Price in accordance with the Allocation Schedule, to be bound by such allocations for all purposes, to account for and report the purchases and sales contemplated hereby for all purposes (including, without limitation, financial, accounting, Medicare reimbursement and federal and state tax purposes) in accordance with such allocations, and not to take any position (whether in financial statements, Cost Reports, tax returns, Cost Report or tax audits, or otherwise), including without limitation any claim to a step up in the basis of such assets by Buyer or its successors and assigns for Medicare purposes which is inconsistent with such allocations in the Allocation Schedule without the prior written consent of the other party, except to the extent, if any, required by applicable Law or generally accepted accounting principles. Without limiting the generality of the foregoing, Buyer agrees to indemnify and hold harmless Seller and the Subsidiaries, in accordance with the provisions of Sections 11.4, 11.5 and 11.6, from and against any and all Losses arising from or connected with any determination by Medicare or any other Payor to seek to recapture any costs reimbursed or reimbursable to Seller or any Subsidiary as a result of the purchases and sales contemplated hereby (including any gain from sale liability).

         Section 2.8  [Intentionally omitted.]

         Section 2.9 Remittances, Mail and Other Communications. All remittances, mail and other communications relating to the Excluded Assets or Excluded Liabilities received by Buyer at any time after the Closing shall be immediately turned over by Buyer to the addressee thereof, or if the addressee is no longer affiliated with Seller, to Seller, and pending such delivery, Buyer shall have no interest in the same and shall hold such remittances, mail and other communications in trust for the benefit of Seller and the Subsidiaries. All remittances, mail and other communications relating to the Transferred Assets or the Assumed Liabilities received by Seller or any Subsidiary at any time after the Closing shall be immediately turned over by Seller or such Subsidiary to the addressee thereof, or if the addressee is no longer affiliated with Buyer, to Buyer, and pending such delivery, Seller or such Subsidiary shall have no interest in the same and shall hold such remittances, mail and other communications in trust for the benefit of Buyer.

         Section 2.10  Employee Matters.

                  (a) Pension Plans. Schedule 2.10(a) lists all "employee pension benefit plans" ("Pension Plans") within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), in which Retained Employees (as defined in Subsection
(b) below) directly employed to work at the Facilities participate. Seller shall, or shall cause the Subsidiaries to, (i) terminate as of the Closing Date all Pension Plans relating solely to the Transferred Subsidiaries, terminate as of the Closing Date the active participation of all such employees in the Pension Plans who constitute Hired Employees (as defined in Subsection (c) below), (ii) cause the Pension Plans to make timely appropriate distributions, to the extent required, to such employees in accordance with, and to the extent permitted by, the terms and conditions of such Pension Plans, and (iii) in connection with the termination of the active participation of all such employees in such Pension Plans, comply, and cause each Pension Plan to comply, with all applicable Laws. Prior to the Closing, Seller shall have delivered to Buyer, for information purposes only, forms of any letters or other written communications which Seller or the Subsidiaries shall distribute generally to such employees notifying them of their rights in respect of their cessation of active participation in the Pension Plans. With respect to the Multiemployer Plans, Buyer agrees that Buyer shall contribute to such Multiemployer Plans with respect to the operations covered thereby for substantially the same number of contribution base units for which Seller and/or the pertinent Subsidiaries have an obligation to contribute to such Multiemployer Plans. Buyer shall take all action necessary to comply with Section 4204 of ERISA, including, without limitation, posting, prior to the Closing Date, a bond or escrow for each of the Multiemployer Plans for which a bond or escrow is required, in an amount, for the period of time and in a form which complies with Section 4204(a)(1)(B) of ERISA, or, prior to the Closing Date, obtaining a variance from such bonding or escrow requirement from the applicable Plan or Plans or from the Pension Benefit Guaranty Corporation, so that a transfer of contribution obligations to Buyer as set forth herein does not result in a complete or partial withdrawal of Seller or any Subsidiary from any of such Plans under ERISA, and Buyer shall furnish Seller proof thereof. The cost of each bond or escrow required under Section 4204(a)(1)(B) of ERISA shall be paid by Buyer and Buyer shall be the sole obligor thereunder. Buyer shall in accordance with the provisions of Sections 11.4, 11.5, and 11.6, indemnify and hold harmless HEALTHSOUTH, Seller and the Subsidiaries (other than the Transferred Subsidiaries) for any Losses (including any secondary liability of the Seller or any such Subsidiary as a result of Buyer's failure to make any withdrawal liability payment when due) arising from or in connection with the Multiemployer Plans, and any change or termination of, or any partial or complete withdrawal from, any of such Plans, which might accrue to HEALTHSOUTH, Seller and the Subsidiaries (other than the Transferred Subsidiaries) from acts or omissions occurring or required on or after the Closing Date, including but not limited to, any liability associated with any continuation of coverage under such Plans on or after the Closing Date required by Law or contract.

                  (b) Retained Employees. Except with respect to Facilities which are the subject of a Management Agreement,

                           (i) Buyer  shall offer to hire at the  Closing,  on a
                  probationary basis, each of the direct employees of Seller or a Subsidiary (other than a Transferred Subsidiary) who, as of the Closing, work at the Facilities (including any such direct employees who are on medical disability or leaves of absence and who worked at the Facilities immediately prior to such disability or leave).

                           (ii) Buyer shall retain immediately after the Closing, in accordance with their then-existing terms and conditions of employment, each of the direct employees of the Transferred Subsidiaries who, as of the Closing, work at the Facilities (including any such direct employees who are on medical disability or leaves of absence and who worked at the Facilities immediately prior to such disability or leave).

                           (iii) All such direct employees to whom Buyer is required to make offers of employment or to retain pursuant to clauses (i) and (ii) above are herein referred to as the "Retained Employees."

                           (iv) Any such offer of employment to a Retained Employee by Buyer shall be to perform comparable services, in such position as is comparable to the position such Retained Employee held with Seller or any of its subsidiaries as of the Closing, provided that Buyer may offer compensation to such Retained Employees at levels commensurate with compensation levels paid to other employees of Buyer holding comparable positions, and provided further that any change in compensation levels does not result in any constructive discharge of any such Retained Employee, breach of any employment contract assumed by Buyer hereunder or any other liability of Seller and the Subsidiaries. HEALTHSOUTH, Seller or their respective Affiliates shall have the right (but not the obligation) to employ or offer to employ any Retained Employee who declines Buyer's offer of employment.

                    (c) Hiring of Retained Employees. Buyer shall hire at the Closing, on a probationary basis, each Retained Employee referred to in clause
(b)(i) above who elects to accept employment with Buyer and shall retain each Retained Employee referred to in clause (b)(ii) in accordance with the terms of such clause (all of such employees who accept employment with Buyer or who remain employed by the Transferred Subsidiaries being herein called the "Hired Employees") and shall indemnify and hold HEALTHSOUTH, Seller and their Affiliates harmless, in accordance with Sections 11.4, 11.5 and 11.6, from and against any Losses arising from or relating to any subsequent termination of any such employee by Buyer. Subject to the proviso to Section 2.3(c), Buyer agrees to give such Hired Employees hired by it full credit for the paid time off and sick pay earned or accrued by them during, and to which they are entitled as a result of, their employment by Seller and/or the Subsidiaries, either by allowing such employees such paid time off and sick pay as to which such employees would have been entitled as of their termination date by Seller and/or the Subsidiaries under the policies of Seller and/or the Subsidiaries (as in effect on the date of this Agreement) if such employees had remained employees of Seller and/or the Subsidiaries or, upon termination of employment, by making full payment to such employees of the paid time off that such employees would have received had they taken such paid time off, and Buyer further agrees to reimburse Seller for any payments made by Seller and/or the Subsidiaries with respect to such accrued or earned paid time off or sick pay.

                  (d) Health Benefits. Buyer shall provide the Hired Employees a program of health care benefits which is equivalent to the program of health care benefits currently provided by Buyer to its existing employees, provided, however, that such health care benefits shall be immediately available to such Hired Employees as of their respective hire dates by Buyer, and such employees shall become as of their respective hire dates participants thereunder, without regard to any applicable waiting period or any limitation with respect to preexisting conditions; provided, however, that such covenant of Buyer shall apply only with respect to Hired Employees who were covered by health insurance provided by HEALTHSOUTH, Seller or a Subsidiary immediately prior to Closing. Buyer acknowledges and agrees that Buyer is a successor employer for purposes of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), that the Retained Employees hired by it will not, as a result, be deemed to have had a termination of employment for purposes of COBRA and that any COBRA notices or coverages required to be given or made available to any Retained Employee hired by it shall be given or made by Buyer and not HEALTHSOUTH, Seller or the Subsidiaries (other than, as applicable, the Transferred Subsidiaries), provided that Buyer does not assume, and shall not be deemed to have assumed, any COBRA obligations which Seller or any Subsidiary may have to former employees of Seller or such Subsidiary whose employment was terminated on or prior to the Closing Date, or to any Retained Employees who do not accept employment with Buyer. Notwithstanding the foregoing, HEALTHSOUTH and Seller will provide the Hired Employees with COBRA continuation coverage for 90 days after the Closing Date at the expense (including any claims expense with respect to self-insured claims) of Buyer.

                  (e) Acknowledgment of Responsibility. Buyer acknowledges and agrees that as of the date and time the Closing is effective, Buyer is considered for purposes of the Worker Adjustment and Retraining Notification Act (the "WARN Act") the employer of the Retained Employees and that Buyer (and not HEALTHSOUTH, Seller or the Subsidiaries) shall thereupon be responsible for complying with the WARN Act with respect to the Retained Employees and that prior to such time none of the Retained Employees shall be, nor shall they be deemed to be, terminated. Buyer shall indemnify and hold HEALTHSOUTH, Seller and their Affiliates harmless, in accordance with Sections 11.4, 11.5 and 11.6, from and against all Losses (i) resulting from any compliance obligation (including, without limitation, the obligation to give notice or pay money) HEALTHSOUTH or Seller or its Affiliates or Buyer has under the WARN Act arising from the termination of any Retained Employee, or (ii) resulting from any claims of the Hired Employees (including, without limitation, claims for health care coverage or benefits).

                  (f) To the extent that Buyer does not hire as of the Closing Date Retained Employees with respect to a Facility that is the subject of a Management Agreement, the provisions of this Section 2.10 shall apply at such time, if any, as Buyer acquires ownership of such Facility.

Notwithstanding the foregoing, nothing in this Section 2.10 shall, or shall be deemed to, create any rights in favor of any person not a party hereto or to constitute an employment agreement or condition of employment for any employee of HEALTHSOUTH or Seller or any Affiliate of HEALTHSOUTH or Seller or any Retained Employee.

         Section 2.11  [Intentionally omitted.]

         Section 2.12 No Assignment If Breach; Seller's Discharge of Assumed Liabilities.

                  (a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Transferred Asset, or assume any Assumed Liability, if the attempted assignment or assumption of the same, as a result of the absence of the consent or authorization of a third party, would constitute a breach or default under any lease, agreement, encumbrance or commitment or would in any way adversely affect the rights, or increase the obligations, of Buyer, HEALTHSOUTH, Seller or any Subsidiary with respect thereto; provided that the assignment of any contract, including without limitation Medicare, Medicaid and similar provider agreements, which may lawfully be made subject to customary conditions subsequent (such as needs surveys, evaluations of Buyer or other determinations by the counterparties to such agreements) shall be deemed not to constitute a default under, or to in any way adversely affect the rights or increase the obligations of Buyer with respect to, such lease, agreement, encumbrance or commitment, unless the counterparty indicates prior to the Closing that such condition or conditions subsequent are not likely to be met. If any such consent or authorization is not obtained, or if an attempted assignment or assumption would be ineffective or would adversely affect the rights or increase the obligations of HEALTHSOUTH, Seller, a Subsidiary or Buyer, with respect to any such lease, agreement, encumbrance or commitment, so that Buyer would not, in fact, receive all such rights, or assume the obligations, of Seller or Subsidiary with respect thereto as they exist prior to such attempted assignment or assumption, then, in accordance with the procedures described in Section 2.14, but subject to the Management Agreement provisions of Section 2.15, Seller and Buyer shall, and Seller shall cause each Subsidiary to, enter into such reasonable cooperative arrangements as may be reasonably acceptable to both Buyer and Seller (including without limitation, sublease, agency, partial closing, management, indemnity or payment arrangements and enforcement at the cost and for the benefit of Buyer of any and all rights of Seller and the Subsidiaries against an involved third party) to provide for Buyer the benefits of such Transferred Asset or to relieve Seller and the Subsidiaries from the obligations of such Assumed Liability, and any transfer or assignment to Buyer by Seller or a Subsidiary of any such Transferred Asset, or any assumption by Buyer of any such Assumed Liability, which shall require such consent or authorization of a third party that is not obtained shall be made subject to such consent or authorization being obtained. Subject to the provisions of Section 2.15, if the parties cannot agree on any such arrangement, or any such arrangement would not be reasonably practicable, to provide Buyer with materially all the benefits of such Transferred Asset or materially all the obligations of such Assumed Liability, then such Transferred Asset or Assumed Liability, as the case may be, shall be excluded from the Transactions and shall be deemed to be an Excluded Asset or an Excluded Liability, as the case may be, and Buyer and Seller shall negotiate in good faith an equitable adjustment in the Purchase Price, or resolve any disagreement respecting such adjustment, in accordance with the procedures of Section 2.14.

                  (b) Notwithstanding any other provision of this Agreement, during the period between the date hereof and the Closing, Seller may (or, at Buyer's request and expense, will), for the purpose of facilitating consummation of the Transactions, cause any Subsidiary to acquire (on customary and reasonable terms, conditions and purchase prices) a fixed asset, or any direct or indirect interest therein, that results in the simultaneous discharge of the effective cost of all or any part of a liability that exists as of the date hereof which, but for such acquisition, would be an Assumed Liability; provided that in each such case it gives prompt notice of such acquisition to Buyer. In the event of any such acquisition, Buyer and Seller shall negotiate in good faith an equitable adjustment to the Purchase Price, or resolve any disagreement respecting such adjustment, in accordance with the procedures of Section 2.14.

         Section 2.13 Closing. Subject to the terms and conditions hereof, the consummation of the Transactions (the "Closing") shall occur at a mutually agreeable time and place or places within five business days after the first date on which all of the conditions set forth in Article 8 and Article 9 hereof are satisfied, but in no event later than the Termination Date set forth in
Section 10.1(b). The date on which the Closing actually occurs is referred to herein as the "Closing Date". The Closing shall be effective for all purposes as to each Facility (and the Transferred Assets and Assumed Liabilities related thereto) at 11:59 p.m. on the Closing Date, as determined by reference to the local time zone in which the Facility is located. At the Closing and subject to the terms and conditions hereof, the following will occur:

                  (a) Deliveries by Seller. Seller shall deliver, or cause the Subsidiaries to deliver, to Buyer:

                           (i) Stock powers properly  executed and  acknowledged
         by  Seller   or  the   relevant   Subsidiary   (or  by  Seller  as  its
         attorney-in-fact) with respect to the Assigned Stock;

                           (ii) A Bill of Sale and Assignment in substantially the form of Exhibit A executed by Seller or the relevant Subsidiary (or by Seller as its attorney-in-fact) with respect to the Transferred Assets of Seller or such Subsidiary (other than shares of the Assigned Stock) covered thereby;

                           (iii) Special or limited warranty deeds, properly executed and acknowledged by Seller or the relevant Subsidiary (or by Seller as its attorney-in-fact) with respect to the Owned Real
         Properties of Seller or such Subsidiary included in the Transferred Assets;

                           (iv) Assignments in substantially the form of Exhibit B executed by Seller or the relevant Subsidiary (or by Seller as its attorney-in-fact) with respect to Real Property Leases of Seller or such Subsidiary included in the Transferred Assets;

                           (v) Instruments of transfer, sufficient to transfer personal property interests of Seller or the relevant Subsidiary that are included in the Transferred Assets but not otherwise transferred by the Bills of Sale and Assignment referred to in clause (ii) above, executed by Seller or the relevant Subsidiary (or by Seller as its attorney-in-fact) in the form customarily used in commercial transactions in the areas in which such other personal property of Seller or such Subsidiary is located;

                           (vi) Such other instruments of transfer, executed by Seller and each of the relevant Subsidiaries (or by Seller as its attorney-in-fact) necessary to transfer to and vest in Buyer all of Seller's and the Subsidiaries' rights, title and interest in and to the Transferred Assets;

                           (vii) An Assumption Agreement, in substantially the form of Exhibit C, in favor of Buyer with respect to all Excluded Liabilities of the Transferred Subsidiaries; and

                           (viii) Possession of the Transferred Assets.

                  (b) Deliveries by Buyer. Buyer shall deliver to Seller:

                           (i) Immediately available funds, by way of wire transfer to an account or accounts designated by Seller, in an amount determined pursuant to Section 2.6(b), less any adjustments pursuant to
         Section 2.14; and

                           (ii)   An   Assumption    Agreement   or   Assumption
         Agreements, in substantially the form of Exhibit D, in favor of Seller and each of the Subsidiaries.

                  (c) Escrow. If either of the parties desires to consummate the Closing through an escrow, an escrow shall be opened with, and the escrow agent shall be, Fidelity National Title Company (the "Escrow Agent"), by depositing a fully executed copy of this Agreement with Escrow Agent to serve as escrow instructions. This Agreement shall be considered the primary escrow instructions between the parties, but the parties shall execute such additional standard escrow instructions as Escrow Agent shall require in order to clarify the duties and responsibilities of Escrow Agent. In the event of any conflict between this Agreement and such additional standard escrow instructions, this Agreement shall prevail. If the Closing is to be consummated through the Escrow Agent, then on or prior to the Closing Date, Buyer shall cause the funds required by Subsection (b)(i) above to be wired to Escrow Agent, and the parties shall deliver the instruments of sale, assignment, conveyance and assumption called for by Subsections (a) and
(b) above to the Escrow Agent, and on the Closing Date, the Escrow Agent shall close the escrow by:

                           (i) Causing the deeds for the Owned Real Properties, the assignments of the Real Property Leases, and any other documents which the parties may mutually designate to be recorded in the official records of the appropriate counties in which the pertinent Transferred Assets are located;

                           (ii) Delivering to Seller by wire transfer of immediately available funds, to an account or accounts designated by Seller, the amounts called for by Subsection (b)(i) above; and

                           (iii) Delivering to Buyer or Seller, as the case may be, the other instruments referred to in Subsections (a) and (b) above.

         Section 2.14  Purchase Price Adjustment.

                  (a) In the event that circumstances exist that require the parties to negotiate in good faith cooperative arrangements under Section 2.12 or potential amendments to this Agreement pursuant to Sections 8.5 and 9.5 (dealing with possible subsequent transfers of Transferred Assets after the Closing in the event of certain injunctions) or potential amendments to the Management Agreement referred to in Section 2.15, or to negotiate in good faith equitable adjustments in the Purchase Price pursuant to the provisions of the foregoing Sections, or the provisions of Section 8.6 (respecting the condition of title to interests in real property) (Sections 2.12, 2.15, 8.5, 8.6 and 9.5 being collectively referred to as the "Adjustment Sections"), then and in any of such events, such negotiations, and the resolution of disagreements arising therefrom, shall be conducted in accordance with the provisions of this Section
2.14. The parties shall negotiate such cooperative arrangements, potential amendments and equitable adjustments in the Purchase Price in good faith prior to any scheduled Closing Date (as may be extended by mutual agreement of the parties), and, in connection with an adjustment to the Purchase Price, shall also negotiate appropriate amendments to the Allocation Schedule arising therefrom, provided that any adjustment in the Purchase Price shall be consistent with the original Allocation Schedule. If the parties are unable to agree by the day prior to such scheduled Closing Date, then such scheduled Closing Date (and the Termination Date, if necessary) shall be extended for up to 15 business days to provide for the opportunity to resolve such disagreement pursuant to the provisions of this Section 2.14. On the day the Closing would have occurred but for the absence of agreement between the parties, each party shall designate an individual (who may not be a present or former officer, director, partner or employee of the party or of any present or former investment banker, accounting firm, law firm or attorney regularly used by the party) to mediate such disagreement, and advise the other party in writing of the identity of such individual, which advice shall be accompanied by a list of up to ten suggested neutral individuals to serve as a third mediator. The mediators originally designated by each party shall promptly confer about the selection of a third mediator from such lists, and within five business days following the originally scheduled Closing Date (or Termination Date, as the case may be), the originally designated mediators shall agree upon and (subject to availability) select the third mediator from the lists submitted by the parties or otherwise, provided that if the originally designated mediators cannot agree upon a third mediator by such date, the third mediator shall be designated by the Alternative Dispute Resolution Service of NHLA/AAHA, Inc. The three mediators so selected are herein referred to as the "Panel". Within two business days following the designation of the third mediator, each party shall submit to the Panel, in writing, its proposed cooperative arrangements, amendments to this Agreement, amendments to the Management Agreements and/or equitable adjustments in the Purchase Price in the absence of any such cooperative arrangements or amendments, except that the parties need only submit their proposed adjustments to the Purchase Price (and proposed amendments to the Allocation Schedule) in the case of disagreements about adjustments for certain acquisitions and modifications under Section 2.12(b), or imperfections of title under Section 8.6). Such proposals shall be materially in accordance with the last proposals made by such party to the other party during the course of the aforementioned good faith negotiations between the parties. The parties shall additionally submit such memoranda, arguments, briefs and evidence in support of their respective positions, and in accordance with such procedures, as a majority of the Panel may determine. Within seven business days following the designation of the third mediator, the Panel shall, by majority vote, select the proposed cooperative arrangements, amendments or adjustments of the Purchase Price, as the case may be, proposed by one of the parties, it being agreed that the Panel may modify such proposal in any way which is not otherwise inconsistent with the terms of this Agreement. Thereafter, the parties shall, subject to the terms and conditions of this Agreement, consummate the Transactions on the basis of such selected cooperative arrangements, amendments or adjustments at a mutually agreeable time and place or places, in accordance with the provisions of Section 2.13, which shall be no later than the 15th business day following the originally scheduled Closing Date or such later date as the parties may agree upon. Subject to the foregoing, the Panel may determine the issues in dispute following such procedures, consistent with the language of this Agreement, as it deems appropriate to the circumstances and with reference to the amounts in issue. No particular procedures are intended to be imposed upon the Panel, it being the desire of the parties that any such disagreement shall be resolved as expeditiously and inexpensively as reasonably practicable. No member of the Panel shall have any liability to the parties in connection with service on the Panel, and the parties shall provide such indemnities to the members of the Panel as they shall request.

                  (b) Notwithstanding the foregoing, or any other provisions of this Agreement, unless the parties otherwise agree, no adjustment to the Purchase Price (except in connection with an adjustment made pursuant to Section 2.15) shall be made which exceeds, individually or in the aggregate of all such adjustments, 50% of the original Purchase Price, it being agreed that if the conditions to consummation of the Transactions are otherwise met but for Purchase Price adjustments contemplated by the Adjustment Sections in excess of such percentage, then the conditions to consummation of the Transactions shall be deemed not to have been met. In such event, Buyer shall be entitled to a refund of the Execution Fee and accrued interest thereon and the parties shall be deemed to have been released from their obligations under Sections 10.3 and 10.4.

         Section 2.15 Management Agreements. In the event that the conditions to consummation of the Closing have otherwise been met or waived, but:

                           (i) Buyer has not been issued Licenses referred to in
                  Section 8.4(d) respecting the conduct of business from one or more Facilities, and the absence of such Licenses would result in a Material Adverse Effect upon the conduct of such business from any such Facility by Buyer following the Closing; or

                           (ii) Seller has not received one or more Consents (as
                  defined in Section 8.4) necessary to effectively assign to Buyer (A) a Real Property Lease (and/or agreements which, by the terms of the Real Property Lease in question, are tied thereto, such as certain service contracts, subordination or security agreements, parking leases or equipment leases), the lack of which assignment would have a Material Adverse Effect on a Facility, or (B) any other Assumed Contracts identified by Buyer in writing to Seller, and the parties have not entered into an alternative arrangement pursuant to Section 2.12;

then and in either of such events the parties shall nevertheless consummate the Transactions in accordance with the provisions of this Agreement, as modified by the following provisions:

                  (a) At the Closing, the parties shall execute one or more management agreements (each a "Management Agreement"), substantially in the form of Exhibit E hereto, pursuant to which Buyer shall undertake to manage such Facilities under Licenses held by Seller and the Subsidiaries and/or pending the receipt of such Consents, as the case may be.

                  (b) The instruments of transfer and assumption set forth in Sections 2.13(a) and 2.13(b)(ii) respecting each such Real Property Lease (or related or other agreement), and/or respecting those Transferred Assets and Assumed Liabilities that may not be lawfully transferred or assumed until the requisite Licenses are obtained, as the case may be, shall be delivered (together with a fully executed copy of this Agreement) by the parties to, or, in the event an escrow has been established pursuant to the provisions of
Section 2.13(c), retained by, the Escrow Agent until they are to be delivered in accordance with the terms hereof. This Agreement shall be considered the primary escrow instructions between the parties, but the parties shall execute such additional standard escrow instructions as Escrow Agent shall require in order to clarify the duties and responsibilities of Escrow Agent. In the event of any conflict between this Agreement and such additional standard escrow instructions, this Agreement shall prevail. All other instruments of transfer and assumption shall be delivered in accordance with Section 2.13, so that the Buyer will become the owner of the Transferred Assets, and the obligor with respect to Assumed Liabilities, not described in the first sentence of this
Section 2.15(b).

                  (c) The provisions of Sections 5.1, 5.2 and 5.3 shall remain in effect pending the receipt of such Licenses by Buyer, and/or such Consents by the Seller, as the case may be.

                  (d) With respect to each such Facility, the Escrow Agent shall deliver the aforementioned instruments of assumption to Seller and the aforementioned instruments of transfer to Buyer (and cause to be recorded any of such instruments as are contemplated by Section 2.13(c)(i)) upon the date (each such date being a "Delivery Date") that the Escrow

Agent has received, if the provisions of clause 2.15(i) apply, an affidavit of Buyer (a "Buyer's Affidavit"), executed by a duly authorized officer of Buyer, to the effect that:

                  (x) Such Licenses respecting such Facility have been obtained by Buyer; and

                  (y) There is not in effect a temporary restraining order or a preliminary or permanent injunction or other order, decree or ruling by a court of competent jurisdiction or by a governmental agency which restrains or prohibits such deliveries, or any threat by governmental authorities to exact any penalty or impose any economic detriment upon Buyer if such deliveries are made that would have a Material Adverse Effect upon Buyer, provided that the parties will use their best efforts to litigate against the entry of, or to obtain the lifting of, any such order or injunction or potential penalty or imposition, and the existence of any such temporary restraining order, preliminary injunction or potential penalty or imposition shall operate, at the option of Seller, only to delay the delivery of such instruments and extend the Final Delivery Date (as defined below) until the fifth day following the lifting of any such order or injunction or threat;

and, in any event, unless such requirement is waived by Buyer, the Escrow Agent has also received an additional affidavit (a "Seller's Affidavit") addressed to the Escrow Agent and Buyer and executed by a duly authorized officer of Seller to the effect that:

                           (i) There is not in effect a temporary restraining order or a preliminary or permanent injunction or other order, decree or ruling by a court of competent jurisdiction or by a governmental agency which restrains or prohibits such deliveries, or any threat by governmental authorities to exact any penalty or impose any economic detriment upon Seller if such deliveries are made that would have a Material Adverse Effect upon Seller, provided that the parties will use their best efforts to litigate against the entry of, or to obtain the lifting of, any such order or injunction or potential penalty or imposition, and the existence of any such temporary restraining order, preliminary injunction or potential penalty or imposition shall operate, at the option of Seller, only to delay the delivery of such instruments and extend the Final Delivery Date (as defined below) until the fifth day following the lifting of any such order or injunction or threat;

                           (ii) Since the Closing Date, neither the Seller nor the Subsidiaries have sold, conveyed, assigned, transferred or delivered any Transferred Asset to any third party, or created any lien, charge, claim, pledge, security interest or encumbrance respecting any Transferred Asset except for Permitted Encumbrances (as defined in Section 3.8), without the consent of, or participation in such transaction by, Buyer in its role as manager of the Facility or Facilities in question; and

                           (iii) If the provisions of clause 2.15(ii) apply, the requisite Consents necessary to assign such Real Property Lease(s) (or related or other agreement(s)) have been obtained.

Each party covenants and agrees not to intentionally take (or omit to take) any action if such action (or omission) would prevent it from being able to provide its respective Affidavit.

                  (e) Subject to the provisions of this Subsection 2.15(e), all of the aforementioned deliveries of instruments of transfer and assumption shall be completed on or before June 30, 1998 (or such later date upon which the parties may agree upon) (such date, or any date to which it may be extended pursuant to any of the provisions of this Section 2.15, being referred to as the "Final Delivery Date"), provided that if, in the reasonable judgment of Seller, Buyer is diligently continuing to pursue the receipt of any such Licenses, or in the reasonable judgment of Buyer, Seller is diligently continuing to pursue the receipt of such Consents, as the case may be, then Seller and/or Buyer, as the case may be, shall deposit into escrow its agreement to extend the Final Delivery Date for an additional 90 days. On the Final Delivery Date (including any date to which it may be extended), the Escrow Agent shall close the escrow by delivering to Buyer all instruments of transfer, and delivering to Seller all instruments of assumption, remaining in escrow, provided that the Escrow Agent shall have received a Seller's Affidavit effective as of such Final Delivery Date. In the event that a Seller's Affidavit is not provided to the Escrow Agent effective as of such Final Delivery Date, then and in such event the Escrow Agent shall provide notice of such fact to Buyer and Seller. In the event that
(i) a Seller's Affidavit cannot be delivered with respect to any of the Transferred Assets and (ii) that parties are unable to agree upon appropriate amendments to the Management Agreement to provide Buyer with the economic benefits and risk of ownership of such Transferred Assets as contemplated by the following sentence, the parties shall thereupon attempt to negotiate for a period of 30 days an equitable adjustment in the Purchase Price respecting the Transferred Assets and the Assumed Liabilities that remain in escrow. Such appropriate amendments to the Management Agreement shall extend the term thereof for at least 25 years (or the remaining terms of the Real Property Leases in question, including extensions, if shorter); shall prohibit the Seller and the Subsidiaries during such period from transferring or encumbering the Transferred Assets not delivered to Buyer without Buyer's written consent; shall require Seller, to the extent Buyer has not obtained the requisite Licenses respecting a Facility, to exercise its best efforts to maintain or cause its Subsidiaries to maintain Licenses in force as will permit the Facilities to be operated in their current status; shall provide Buyer with the right to control any elections relating to extensions or renewals of any Real Property Leases; and shall otherwise provide the Buyer with substantially all of the economic benefits and risks arising from the operation of the Facilities; provided that to the extent any such amendments shall not be consistent with applicable law, or shall be prohibited by the terms of any injunction or order or result in the imposition of any material penalty upon Seller or Buyer , or not be permitted by the Real Property Leases in question, then to such extent and in lieu of any such amendment, the parties shall negotiate an equitable adjustment in the Purchase Price respecting the Transferred Assets and the Assumed Liabilities that remain in escrow. In the event the parties cannot agree within such 30-day period upon such amendments to the Management Agreement and/or adjustments to the Purchase Price, as the case may be, then such disagreement shall be resolved pursuant to the provisions of Section 2.14 (without regard to the provisions of Section 2.14(b)) as though the day after the expiration of such 30-day negotiating period was the scheduled Closing Date or Termination Date referred to therein. Upon agreement of the parties, or resolution of any such disagreement in accordance with the provisions of Section 2.14, as the case may be, Buyer and Seller shall deposit into escrow executed counterparts of amendments to the Management Agreement, if any, and Seller shall deposit into escrow, in immediately available funds, an amount equal to the adjustment of the Purchase Price if any (without interest), as agreed upon by the parties or determined under the provisions of Section 2.14, and, subject to receipt of such deposits into escrow, the Escrow Agent shall:

                           (i) Deliver such funds, if any, to Buyer by wire transfer of immediately available funds;

                           (ii) Deliver to Buyer all instruments of assumption remaining in escrow and a counterpart of the amendments to the Management Agreement, if any, executed by Seller; and

                           (iii) Deliver to Seller all instruments of transfer remaining in escrow and a counterpart of the amendments to the Management Agreements, if any, executed by Buyer.

                  (f) Unless amended pursuant to the above provisions, the Management Agreement shall be terminated, in accordance with its provisions, with respect to any Facility with respect to which instruments of transfer and assumption have been delivered out of escrow, and the escrow shall close when all such instruments of transfer and assumption have been delivered out of escrow.

                  (g)  Notwithstanding  the  foregoing,  the  provisions of this
Section 2.15 shall not apply (i) to circumstances described in Section 2.15(i), to the extent that applicable laws or rules of accreditation governing healthcare facility Licenses held by Seller or a Subsidiary would not permit the Management Agreement arrangements contemplated hereby, or (ii) to circumstances described in Section 2.15(ii), to the extent that the Real Property Lease or Leases in question would not permit such Management Agreement arrangements. In either of such events, and to such extent, the other provisions of this Agreement shall be unaffected by this Section 2.15 and the parties shall negotiate an appropriate adjustment to the Purchase Price as contemplated by
Section 2.14.

                  (h) Notwithstanding this Section 2.15 and without limiting the generality of the introductory paragraph of this Section 2.15, the provisions of
Section 2.5 through 2.11 shall be fully operative as though all Licenses and Consents had been received as of the Closing and all Transactions scheduled to occur at the Closing had occurred without regard to this Section 2.15, except that Buyer shall, with respect to Receivables not assigned to it at Closing as a result of the provisions of this Section 2.15, collect such Receivables at managed Facilities in its capacity as manager of the Facilities in question rather than as principal, and shall retain such collections as a management fee.

         Section 2.16. Assignment of Rights and Obligations to Buyer Subsidiaries. Notwithstanding any contrary provisions contained herein, the parties hereto agree that, prior to the Closing Date, Buyer, in its sole discretion, may assign any or all of its rights and obligations with respect to the Transferred Assets and the Assumed Liabilities to one or more Buyer Subsidiaries, provided that no such assignment shall relieve Buyer of any obligation or liability to Seller hereunder, and provided further that the following shall apply:

                  (a) Buyer will provide HEALTHSOUTH and Seller with prompt written notice of any such assignment.

                  (b) No such assignment shall be effected if the making of the assignment will result in Seller's inability to obtain any Consent reasonably needed to consummate the Transactions or to avoid any economic detriment to HEALTHSOUTH or Seller arising from the consummation of the Transactions.

                  (c) Each such Buyer Subsidiary that is an assignee of Buyer shall irrevocably appoint Buyer as its sole and exclusive representative and agent authorized to act for and to receive notices and payments on behalf of the Buyer Subsidiaries in all matters arising from or related to this Agreement and the Transactions.

                  (d) As a condition to HEALTHSOUTH's and Seller's agreement to such assignments, Buyer hereby agrees that Buyer will at all times be the ultimate parent entity of the consolidated group of companies of which Buyer is a group member or that, in the event of any reorganization involving Buyer and its subsidiaries, the ultimate parent entity of the consolidated group of companies emerging from such reorganization that includes Buyer and its successors and assigns shall, prior to any such reorganization, execute such documents as are reasonably necessary to confirm the assumption by such ultimate parent entity of Buyer's obligations to HEALTHSOUTH and Seller hereunder.

                  (e) Buyer shall remain jointly and severally liable to HEALTHSOUTH, Seller and the Subsidiaries (other than the Transferred
Subsidiaries) and to third parties with respect to any Assumed Liabilities transferred to a Buyer Subsidiary, and, without limiting the generality of the foregoing, hereby absolutely and unconditionally guarantees the full, prompt and faithful performance by each Buyer Subsidiary of all covenants and obligations to be performed by such Buyer Subsidiary under this Agreement and any Related Agreement which are assigned to such Buyer Subsidiary, including but not limited to, the payment of all sums stipulated to be paid by such Buyer Subsidiary pursuant to such assignment, it being understood that each such covenant and obligation constitutes the direct and primary obligation of Buyer, is independent of the covenants and obligations of the Buyer Subsidiaries and that a separate action or actions may be brought and prosecuted against Buyer whether action is brought against the pertinent Buyer Subsidiary or whether such Buyer Subsidiary is joined in any such action or actions (Buyer hereby waiving any right to require Seller or a Subsidiary to proceed against a Buyer Subsidiary). Buyer hereby authorizes HEALTHSOUTH and Seller, without notice and without affecting Buyer's liability hereunder, from time to time to (x) renew, compromise, extend, accelerate, or otherwise change the terms of any obligation of a Buyer Subsidiary hereunder with the agreement of such Buyer Subsidiary, (y) if agreed to by the Buyer Subsidiary, take and hold security for the obligations guaranteed, and exchange, enforce, waive and release any such security, and (z) apply such security and direct the order or manner of sale thereof as Seller in its discretion may determine. Buyer hereby further waives:

                           (i) Any right to subrogation, reimbursement, exoneration or contribution or any other rights that would result in Buyer being deemed a creditor of a Buyer Subsidiary under the federal Bankruptcy Code or any other law, in each case arising from the existence or performance of Buyer's guaranty of the obligations of a Buyer Subsidiary hereunder;

                           (ii) Any defense that may arise by reason of the incapacity or lack of authority of any Buyer Subsidiary;

                           (iii) Any defense based upon a statute or rule of law which provides that the obligations of a surety must be neither larger in amount nor in other respects more burdensome than those of the principal; and

                           (iv) Any duty on the part of HEALTHSOUTH, Seller or a Subsidiary to disclose to Buyer any facts that Seller or a Subsidiary may now or hereafter know about a Buyer Subsidiary, since Buyer hereby acknowledges that it is fully responsible for being and keeping informed of the financial condition of each Buyer Subsidiary and all circumstances bearing on the risk of non-payment of any obligations assigned to such Buyer Subsidiary.


                                    ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF HEALTHSOUTH AND SELLER

         HEALTHSOUTH and Seller, jointly and severally, hereby represent and warrant to Buyer, as of the date hereof, as follows, except as disclosed in
Schedule 3:

         Section 3.1 Organization and Corporate Power; Related Matters. Each of Seller and HEALTHSOUTH is a corporation duly incorporated and validly existing under the laws of, and is authorized to exercise its corporate powers, rights and privileges and is in good standing in, the State of Delaware and has full corporate power to carry on its business as presently conducted and to own or lease and operate its properties and assets now owned or leased and operated by it. HEALTHSOUTH owns all of the issued and outstanding shares of capital stock of Seller. Seller is duly qualified and in good standing as a foreign corporation in all jurisdictions in which such qualification is required by reason of its business, properties or activities in or relating to such jurisdictions (which, in the case of Subsidiaries existing on the date of this Agreement, is likewise indicated on Schedule A-1), except where the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 3.4) on the Transferred Assets. The Transferred Assets (including the Assigned Stock) constitute all of the assets of Seller and the Subsidiaries encompassing the Facilities and the operations thereof (except for the Excluded Assets) and, except to the extent that such businesses are Excluded Assets which will be retained by Seller at Closing, the Facilities and their operations constitute the only businesses represented by the Transferred Assets (including the Assigned Stock).

         Section 3.2  Subsidiaries.

                  (a) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation (which, in the case of Subsidiaries existing on the date of this Agreement, is indicated on Schedule A-1) and is duly qualified and in good standing as a foreign corporation in all jurisdictions in which such qualification is required by reason of its business, properties or activities in or relating to such jurisdictions (which, in the case of Subsidiaries existing on the date of this Agreement, is likewise indicated on Schedule A-1), except where the failure to be so qualified will not have a Material Adverse Effect on the Transferred Assets. Each Subsidiary has all requisite power and authority (corporate and otherwise) to perform the transactions on its part contemplated by this Agreement and all other agreements contemplated hereby.

                  (b) All of the outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and nonassessable and, except as indicated on Schedule A-1, is owned beneficially and of record by Seller or another wholly-owned subsidiary of Seller as indicated on Schedule A-1. There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock of or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of any Subsidiary, and the Assigned Stock constitutes all of the issued and outstanding capital stock of the Transferred Subsidiaries.

                  (c) Upon consummation of the Transactions, Buyer will acquire valid title to the Assigned Stock, free and clear of all liens, charges, pledges or security interests (except for those created or allowed to be suffered by Buyer) and free of any restrictions on voting and transfer except as may be disclosed on Schedule A-1. The Assigned Stock is validly issued, fully paid and non-assessable.

                  (d) The board of directors of each Subsidiary and, if required, its stockholders, have duly and effectively authorized (i) the sale of the Transferred Assets to be sold by such Subsidiary; and (ii) the execution, delivery and performance of the Related Agreements (as defined in Section 3.4) and all other agreements contemplated hereby and thereby to which such Subsidiary is a party. No other corporate act or proceeding on the part of any Subsidiary, its board of directors or its stockholders is necessary to authorize any Related Agreement or other agreement contemplated hereby and thereby or the transactions contemplated hereby and thereby.

         Section 3.3 Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and effectively authorized by the boards of directors of each of HEALTHSOUTH and Seller; no other corporate act or proceeding on the part of HEALTHSOUTH, Seller, their respective boards of directors or their respective stockholders is necessary to authorize this Agreement, any such other agreement or the transactions contemplated hereby and thereby. This Agreement has been, and each of the other agreements contemplated hereby will, as of the Closing, have been, duly executed and delivered by each of HEALTHSOUTH and Seller, and this Agreement constitutes, and each such other agreement when executed and delivered will constitute, a valid and binding obligation of HEALTHSOUTH or Seller, as the case may be, enforceable against them in accordance with its terms, except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

         Section 3.4 Absence of Breach.  Subject to the  provisions  of Sections
3.5 and 3.6 below regarding private party and governmental consents, and except for compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any regulatory or licensing Laws applicable to the businesses and assets represented by the Transferred Assets, the execution, delivery and performance by HEALTHSOUTH and Seller of this Agreement and all other agreements contemplated hereby or executed in connection herewith (the "Related Agreements"), and the performance by the Subsidiaries of the transactions contemplated by this Agreement and the Related Agreements to be performed by the Subsidiaries, do not, (a) conflict with or result in a breach of any of the provisions of the Articles or Certificates of Incorporation or Bylaws or similar charter documents (the "Charter Documents") of HEALTHSOUTH, Seller or of any of the Subsidiaries, (b) contravene any Law or cause the suspension or revocation of any License presently in effect, which affects or binds HEALTHSOUTH, Seller or any of the Subsidiaries, or any of their material properties, except where such contravention, suspension or revocation will not have a Material Adverse Effect (as defined below) on any Facility and will not affect the validity or enforceability of this Agreement and the Related Agreements or the validity of the Transactions contemplated hereby and thereby, or (c) conflict with or result in a breach of or default under any indenture or loan or credit agreement or any other agreement or instrument to which HEALTHSOUTH, Seller or any of the Subsidiaries is a party or by which it or they or any of their properties may be affected or bound, the effect of which conflict, breach or default would be a Material Adverse Effect on the Transferred Assets or on the ability of HEALTHSOUTH, Seller or a Subsidiary to consummate the Transactions. As used herein, a "Material Adverse Effect": (a) when used with respect to the Transferred Assets, means a material adverse effect on the Transferred Assets and on the businesses operated therefrom, including their condition (financial or otherwise) and results of operations, taken as a whole; (b) when used with respect to any portion of the Transferred Assets, means a material adverse effect on such portion of the Transferred Assets and on the businesses operated therefrom, including their condition (financial or otherwise) and results of operations, taken as a whole; and (c) when used with respect to an entity, such as Seller, a Subsidiary or Buyer, means a material adverse effect on the business, condition (financial or otherwise) and results of operations of such entity taken as a whole (including any subsidiaries of such entity).

         Section 3.5 Private Party Consents. The execution, delivery and performance by Seller of this Agreement and the Related Agreements, and the performance by the Subsidiaries of the transactions contemplated by this Agreement and the Related Agreements to be performed by the Subsidiaries, do not require the authorization, consent or approval of any non-governmental third party of such a nature that the failure to obtain the same would have a Material Adverse Effect on the Transferred Assets.

         Section 3.6 Governmental Consents. The execution, delivery and performance by Seller of this Agreement and the Related Agreements, and the performance by the Subsidiaries of the transactions contemplated by this Agreement and the Related Agreements to be performed by the Subsidiaries, do not require the authorization, consent, approval, certification, license or order of, or any filing with, any court or governmental agency of such a nature that the failure to obtain the same would have a Material Adverse Effect on the Transferred Assets, except for compliance with the HSR Act and except for such governmental authorizations, consents, approvals, certifications, licenses and orders that customarily accompany the transfer of health care facilities such as the Facilities.

         Section 3.7 Brokers. No broker, finder, or investment banker other than Smith Barney Inc. is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Transactions contemplated hereby based upon any agreements or arrangements or commitments, written or oral, made by or on behalf of HEALTHSOUTH, Seller or any of their Affiliates.

         Section 3.8 Title to Personal Property. Seller or the relevant Subsidiary, as the case may be, has good and defensible title, or valid and effective leasehold rights in the case of leased property, to all tangible personal property included in the Transferred Assets to be sold, conveyed, assigned, transferred and delivered to Buyer by Seller or such Subsidiary, free and clear of all liens, charges, claims, pledges, security interests, equities and encumbrances of any nature whatsoever, except for those created or allowed to be suffered by Buyer and except for the following (individually and collectively, the "Permitted Encumbrances"): (a) the lien of current taxes not delinquent, (b) matters that do not have a Material Adverse Effect on the Transferred Assets, (c) the Assumed Liabilities, (d) such consents, authorizations, approvals and licenses referred to in Sections 3.5 and 3.6, and
(e) liens, charges, claims, pledges, security interests, equities and encumbrances which will be discharged or released either prior to, or substantially simultaneously with, the Closing.

         Section 3.9 Assumed Contracts. Except for such matters that do not have a Material Adverse Effect on the Transferred Assets, (a) there is no liability to any person by reason of the default by Seller or a Subsidiary under any Assumed Contract, (b) neither Seller nor any Subsidiary has received written or other notice that any person intends to cancel or terminate any Assumed Contract, (c) all of the Assumed Contracts are in full force and effect, (d) subject to the provisions of Sections 3.5 and 3.6, the consummation of the transactions contemplated by this Agreement will not constitute and, to the best of Seller's current actual knowledge, no event has occurred which, with or without the passage of time or the giving of notice, would constitute a breach or default by Seller or a Subsidiary of such Assumed Contract or would cause the acceleration of any obligation of Seller or any Subsidiary or the creation of any lien (except for Permitted Encumbrances) upon any Transferred Asset, (e) neither Seller nor any Subsidiary has waived any right under any Assumed Contract, and (f) Seller has no knowledge of any material default by any counterparty to any such Assumed Contract.

         Section 3.10 Licenses and Related Regulatory Matters. Except for matters associated with the significant legal proceedings and investigations referred to in Seller's Annual Report on Form 10-K for the fiscal year ended May 31, 1997, as amended, and its Quarterly Report on Form 10-Q for the three months ended August 31, 1997, and except for such matters which do not have a Material Adverse Effect on the Transferred Assets, (a) the Subsidiaries possess all Licenses necessary for their operation of the Facilities at the locations and in the manner presently operated, (b) if required, such Facilities are accredited by applicable accrediting agencies as necessary for their operations in the manner presently operated, (c) such Facilities are certified for participation in the Medicare program and have current and valid provider contracts with such program, and (d) to the current actual knowledge of Seller, there is no matter which would adversely affect the maintenance of any such Licenses, program participations or accreditations other than matters that have been disclosed in writing to Buyer.

         Section 3.11 U.S. Person. Neither Seller nor any Subsidiary is a "foreign person" for purposes of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), or any other Laws requiring withholding of amounts paid to foreign persons.

         Section  3.12  Employee   Relations.   With  respect  to  the  Retained
Employees:

                  (a) Neither Seller, nor any Subsidiary nor any Facility is a party to any agreement with any union, trade association or other similar employee organization, no written demand has been made for recognition by a labor organization, and to the best of Seller's current actual knowledge no union organizing activities by or with respect to any such employees are taking place; and

                  (b) There are no controversies (including, without limitation, any unfair labor practice complaints, labor strikes, arbitrations, disputes, work slowdowns or work stoppages) affecting a material number of such Retained Employees pending, or to the best of Seller's current actual knowledge, threatened.

         Section 3.13 Employee Plans. None of Seller or the Subsidiaries maintains or makes contributions to any Pension Plans as to which Buyer will assume any liability as a result of the Transactions. With respect to those Pension Plans maintained or contributed to by Seller or the Subsidiaries, such Pension Plans have been operated and administered in all material respects in acordance with, all applicable Laws. No act or failure to act by Seller or a Subsidiary has resulted in a "prohibited transaction" (as defined in ERISA) with respect to any Pension Plan which is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA, but excluding any event for which notice is waived under the ERISA regulations) has occurred with respect to any Pension Plan which is subject to Title IV of ERISA. No Pension Plan has any accumulated funding deficiency or liability to the Pension Benefit Guaranty Corporation. With respect to each Multiemployer Plan, there has occurred no "complete withdrawal" or "partial withdrawal," as each is defined in Sections 4203 and 4205, respectively, of ERISA, and all payments required to be made to such Multiemployer Plans by a Subsidiary under any collective bargaining agreement have been made.

         Section 3.14 Litigation. Except for matters associated with the significant legal proceedings and investigations referred to in Seller's Annual Report on Form 10-K for the fiscal year ended May 31, 1997, as amended, and its Quarterly Report on Form 10-Q for the three months ended August 31, 1997, ordinary routine claims and litigation incidental to the businesses represented by the Facilities (including, but not limited to, actions for negligence, professional malpractice, workers' compensation claims, so-called "slip-and-fall" claims and the like), and governmental inspections and reviews customarily made of businesses such as those operated from the Facilities, there are no actions, suits, claims or proceedings pending, or to the current actual knowledge of Seller, threatened against or affecting the Transferred Assets or relating to the operations of the Facilities, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, agency or instrumentality.

         Section 3.15 Tax Returns. All tax returns, statements, reports and forms or extensions ("Returns") with respect thereto required to be filed with any federal, state or local taxing authority on or before the Closing Date have been or will be timely filed by Seller and each Subsidiary and will be prepared in accordance in all material respects with all applicable Laws. Seller and each Subsidiary have timely paid, or have obtained extensions to pay, all amounts shown as due by such Returns which are required to have been paid before the date hereof and will timely pay all amounts shown as due by such Returns which are required to be paid on or before the Closing Date. No audits of any material Returns filed by or on behalf of the Transferred Subsidiaries is pending or, to the knowledge of HEALTHSOUTH or Seller, threatened.

         Section 3.16 Hazardous Substances. Except for matters which would not have a Material Adverse Effect on the Transferred Assets and matters disclosed by the environmental surveys which have been made available to Buyer for review prior to the execution and delivery hereof:

                  (a) Other than normal amounts incidental to the operation of businesses such as the Facilities (to the extent stored, used and disposed of in substantial compliance with all applicable Laws), there are no Hazardous Materials (as defined below) upon, about, beneath or migrating or threatening to migrate to or from the Owned Real Properties or the Leased Real Properties or the existence of any violation in any material respect of any Laws relating to industrial hygiene, Hazardous Materials and environmental protection ("Environmental Regulations"); and

                  (b) There is no proceeding or action pending or threatened by any person or governmental agency regarding the environmental condition or occupational safety of the Facilities.

"Hazardous Materials" shall mean any substance (including, without limitation, any asbestos, formaldehyde, radioactive substance, hydrocarbons, polychlorinated biphenyls, industrial solvents, flammables, explosives and any other hazardous substance or toxic material) which, in any material respect, is known to cause, as of the date of this Agreement, a health, safety or environmental hazard and require remediation at the behest of any governmental agency.

         Section 3.17  Financial Information.

                  (a) Attached hereto as Schedule 3.17(a) is an unaudited statement of certain combined earnings from the operations of the Transferred Assets and Assumed Liabilities (as they were constituted on the "as of" date of such schedule) before interest, income taxes, depreciation and amortization ("EBITDA") for the fiscal year ended May 31, 1997 and for the fiscal quarter ended August 31, 1997 (the "EBITDA Statements"). The EBITDA Statements present fairly the combined EBITDA of such operations, taken as a whole, as of the dates and for the periods shown, and were derived from and are in accordance with the internal books and records of Seller and the Subsidiaries and the regularly prepared unaudited internal financial statements of the Facilities, which are prepared on a basis materially in accordance with the generally accepted accounting principles utilized in the preparation of the published financial statements of Seller.

                  (b) Attached hereto as Schedule 3.17(b) is a regularly prepared internal unaudited combined balance sheet of the Facilities as of August 31, 1997 (the "Balance Sheet"; collectively, the Balance Sheet and the EBITDA Statement are the "Financial Schedule"). The

Balance Sheet has been prepared from, and is in accordance with, the internal books and records of Seller and the Subsidiaries and presents fairly the financial condition of the Facilities, taken as a whole, as of the date shown. The Balance Sheet was prepared in accordance with Seller's practices for the preparation of internal financial statements, consistently applied, and is materially in accordance with the generally accepted accounting principles utilized in the preparation of the published financial statements of Seller.

                  (c) Notwithstanding the foregoing, the Financial Schedule does not (i) reflect allocations of indirect costs and overhead (other than benefits, insurance (including workers' compensation) and legal costs) or the corresponding cost reimbursement impact of claiming such costs in a Facility cost report, (ii) reflect all intercompany eliminations, adjustments and accruals that are reflected in financial statements of Seller, (iii) contain footnotes or other explanatory material associated with financial statements prepared in accordance with generally accepted accounting principles, or (iv) contain normal year-end adjustments with respect to interim periods. In addition, the Financial Schedule is to be read in conjunction with, and is subject to, all notes and other explanatory material set forth therein.

                  (d) Nothing in Section 4.10 hereof shall be deemed to limit the representations made in this Section 3.17.

                  Section 3.18 Changes Since Balance Sheet. Since the date of the Balance Sheet and up to and including the date of this Agreement, other than as contemplated or permitted by this Agreement, Seller and the Subsidiaries have conducted the businesses represented by the Transferred Assets only in the ordinary and normal course, except for matters in anticipation of the divestiture of the Transferred Assets, and there has not been:

                  (a) Any entry into or termination by Seller or a Subsidiary of any material commitment, contract, agreement or transaction (including, without limitation, any borrowing or lending transaction or capital expenditure) related to the Transferred Assets except for transactions in the ordinary course of business and renegotiation of credit agreements to which Seller and certain of its subsidiaries are parties;

                  (b) Any casualty, physical damage, destruction or physical loss respecting, or change in the physical condition of, the Facilities and the Equipment that has had a Material Adverse Effect on the Transferred Assets;

                  (c) Any transfer of or rights granted under any contract which would have been an Assumed Contract on the date of the Balance Sheet;

                  (d) Other than in the ordinary course of business, any sale or other disposition of any fixed asset included in the Balance Sheet having a net book value in excess of $100,000 or any material mortgage, pledge or imposition of any lien or other encumbrances on any such asset, or sales or dispositions of, or the imposition of material encumbrances on, fixed assets included in such Balance Sheet having a net book value that exceeds $5,000,000 in the aggregate, or any sale or other disposition of Inventories included in the Balance Sheet;

                  (e) Any amendment (other than general amendments which the carrier makes for a category of policy) or termination of any insurance policy or failure to renew any insurance policy covering the Transferred Assets, except for amendments, terminations or failures to renew that do not have a Material Adverse Effect on the Transferred Assets;

                  (f) Any default or breach by Seller or a Subsidiary under any contract that would have been an Assumed Contract on the date of the Balance Sheet which, when viewed individually or in the aggregate of all such breaches or defaults, has had a Material Adverse Effect on the Transferred Assets; or

                  (g) Any increase made in the compensation levels of any member of senior management of any Facility, or any general increase made in the compensation levels of the other Retained Employees, except in the ordinary course of business.

         Section 3.19 Lists of Other Data. Except for contracts and agreements already listed in Schedule 2.1(g), Schedules 3.19(a) through (g) contain lists, complete and correct as of the dates shown thereon, of the following:

                  (a) The most recent regularly generated depreciation schedules related to tangible personal property constituting Equipment, together with copies of such schedules;

                  (b) Each lease constituting an Other Assigned Contract as of such date (whether an operating or a capital lease) under which tangible personal property was leased, where the annualized lease payments exceed $100,000;

                  (c) A brief description of insurance in force covering fixed assets that would constitute Transferred Assets as of such date;

                  (d) All compensation, bonus, incentive, deferred payments, retirement, pension, severance, profit-sharing, stock purchase and stock option plans, group life, automobile, medical, dental, disability, welfare or other employee benefit plans or insurance policies, and other similar arrangements (collectively, "Employee Benefit Arrangements") generally applicable to the Retained Employees or a substantial part thereof or generally applicable to members of senior management of the Facilities as of such date;

                  (e) The aggregate accrued paid time off (including vacation time) and earned or available sick pay for all employees at each Facility, as of the date shown; and

                  (f) Material Licenses of Seller and the Subsidiaries in force, as of the date shown, with respect to the health care facilities to be included in the Transferred Assets.

         3.20 Compliance with Laws in General. Except for matters disclosed pursuant to or described in Sections 3.10, 3.14 and 3.16, Seller and the Subsidiaries have not received any notices of violations of any Laws with respect to the businesses represented by the Transferred Assets, which violations, if established, would have a Material Adverse Effect on the Transferred Assets.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to HEALTHSOUTH and Seller, as of the date hereof, as follows:

         Section 4.1 Organization and Corporate Power. Buyer is a corporation duly incorporated and validly existing under the laws of, and is authorized to exercise its corporate powers, rights and privileges and is in good standing in, the State of Delaware and has full corporate power to carry on its business as presently conducted and to own or lease and operate its properties and assets now owned or leased and operated by it.

         Section 4.2 Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and effectively authorized by the board of directors of Buyer; no other corporate act or proceeding on the part of Buyer, its board of directors or its stockholders is necessary to authorize this Agreement, any such Related Agreement or the transactions contemplated hereby and thereby. This Agreement has been, and each of the Related Agreements contemplated hereby will, as of the Closing, have been, duly executed and delivered by Buyer and this Agreement constitutes, and each such Related Agreement when executed and delivered will constitute, a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

         Section 4.3 Absence of Breach.  Subject to the  provisions  of Sections
4.4 and 4.5 below regarding private party and governmental consents, and except for compliance with the requirements of the HSR Act and any regulatory or licensing Laws applicable to the businesses and assets represented by the Transferred Assets, the execution, delivery and performance by Buyer of this Agreement and the Related Agreements do not, (a) conflict with or result in a breach of any of the provisions of Charter Documents of Buyer, (b) contravene any Law or cause the suspension or revocation of any License presently in effect, which affects or binds Buyer or any of its material properties, except where such contravention, suspension or revocation will not affect the validity or enforceability of this Agreement and the Related Agreements or the validity of the Transactions contemplated hereby and thereby, or (c) conflict with or result in a breach of or default under any indenture or loan or credit agreement or any other agreement or instrument to which Buyer is a party or by which it or any of its properties may be affected or bound, the effect of which conflict, breach or default would be a Material Adverse Effect on Buyer or on its ability to consummate the Transactions.

         Section 4.4 Private Party Consents. The execution, delivery and performance by Buyer of this Agreement and the Related Agreements do not require the authorization, consent or approval of any non-governmental third party, other than the consent of the required lenders under Buyer's principal credit agreement.

         Section 4.5 Governmental Consents. The execution, delivery and performance by Buyer of this Agreement and the Related Agreements do not require the authorization, consent, approval, certification, license or order of, or any filing with, any court or governmental agency, except for compliance with the HSR Act and except for such governmental authorizations, consents, approvals, certifications, licenses and orders that customarily accompany the transfer of health care facilities such as the Facilities.

         Section 4.6 Brokers. Other than Donaldson Lufkin & Jenrette Securities Corporation ("DLJ"), no broker, finder, or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon any agreements or arrangements or commitments, written or oral, made by or on behalf of Buyer or any of its Affiliates. Buyer shall be solely responsible for the payment of any such fee or commission to DLJ.

         Section 4.7 Qualified for Licenses. To the current actual knowledge of Buyer, Buyer is qualified to obtain any Licenses and program participations necessary for the operation by Buyer of the Transferred Assets in substantially the same manner as the Transferred Assets are presently operated by Seller and the Subsidiaries.

         Section 4.8 Financial Ability to Perform. Buyer has liquid capital or committed sources therefor sufficient to permit it to perform timely its obligations hereunder, including, but not limited to, the payment of the Tentative Purchase Price to Seller at the Closing and the other payments to Seller required hereunder.

         Section 4.9  [Intentionally omitted.]

         Section 4.10 "AS IS" Purchase. Except as set forth in Sections 3.16 and 6.2.(c), Buyer acknowledges and agrees (and upon which Seller and its Subsidiaries shall have materially relied in selling the Transferred Assets to Buyer at the Purchase Price and on the other terms and conditions herein set forth) that Seller makes no representation or warranty, either express or implied, with respect to the physical condition of the Transferred Assets, their fitness or suitability for any particular purpose, or their compliance with applicable local building codes, safety, fire, land use or access laws (including, without limitation, the Americans With Disabilities Act), or any similar Law. In this respect, Buyer confirms that it is relying upon its investigation of the Transferred Assets to purchase the same on an "AS IS" basis and in "WITH ALL FAULTS" condition. Without limiting the generality of the foregoing, Buyer hereby acknowledges that, except as otherwise specifically provided in this Agreement, neither Seller, nor any of its officers, employees or agents, has made any warranty regarding the physical condition of the Transferred Assets, including, but not limited to, any warranty of habitability or warranty of merchantability or warranty of suitability for a particular purpose, and Buyer hereby expressly disclaims the implied warranty of habitability, the implied warranty of merchantability, the implied warranty of fitness for a particular purpose, and all expressed or implied warranties relating to the quality of or otherwise relating to the physical condition of the Transferred Assets.

         Section 4.11 No Assurance. Buyer acknowledges and agrees that the rates or bases used in calculating payments or reimbursements to it by any Payor (including but not limited to Medicare) may differ from the rates and bases used in calculating such payments or reimbursements to Seller and the Subsidiaries. Buyer further acknowledges and agrees that the Financial Schedule has been prepared based upon the records and historical methodology of

Seller as described in Section 3.17, and that HEALTHSOUTH has not independently verified the information contained therein; provided, however, that the foregoing clause shall not impair Buyer's right to the satisfaction of the condition set forth in Section 8.2.


                                    ARTICLE 5
                             COVENANTS OF EACH PARTY

         Section 5.1 Efforts to Consummate Transactions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable commercial efforts to take, or to cause to be taken, all reasonable actions and to do, or to cause to be done, all reasonable things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the Transactions contemplated hereby, including the satisfaction of all conditions thereto set forth herein. Such actions shall include, without limitation, exerting their reasonable efforts to obtain the consents, authorizations and approvals of all private parties and governmental authorities whose consent is reasonably necessary to effectuate the Transactions contemplated hereby, and effecting all other necessary registrations and filings, including but not limited to filings under Laws relating to the transfer or obtaining of necessary Licenses, under the HSR Act and all other necessary filings with governmental authorities. The foregoing notwithstanding, it shall be the responsibility of Buyer to use its reasonable commercial efforts and to act diligently and at its expense to obtain any authorizations, approvals and consents in connection with acquiring Licenses and program participations that will permit it to operate the Facilities after the Closing, provided that Buyer will seek to obtain Licenses and program participations subject to the existing conditions under which the Subsidiaries operate the Facilities and will not seek to change the same until the Transferred Assets and Assumed Liabilities respecting the Facilities in question have been transferred to and assumed by Buyer. Subject to Sections 2.6(a) and 5.5, neither party shall have any liability to the other if, after using its reasonable commercial efforts (and, in the case of Buyer's efforts to obtain requisite Licenses, acting diligently), it is unable to obtain any consents, authorizations or approvals necessary for such party to consummate the Transactions. As used herein, the terms "reasonable commercial efforts" or "reasonable efforts" do not include the provision of any consideration to any third party or the suffering of any economic detriment to a party's ongoing operations for the procurement of any such consent, authorization or approval except for the costs of gathering and supplying data or other information or making any filings, fees and expenses of counsel and consultants and for customary fees and charges of governmental authorities and accreditation organizations.

         Section 5.2 Cooperation. Prior to and after the Closing, upon prior reasonable written request, each party agrees to cooperate with the other in every reasonable commercial way to consummate the Transactions. Notwithstanding the foregoing, all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of either party hereto in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust or fair trade law, or made or submitted by or on behalf of Buyer in connection with proceedings to obtain the Licenses and program participations referred to in Section 5.1 hereof, shall be subject to the joint approval or disapproval and the joint control of Buyer and Seller, acting with the advice of their respective counsel, it being the intent of the foregoing that the parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analysis, presentation, memorandum, brief, argument, appearance, opinion or proposal; provided that nothing herein shall prevent either party hereto or any of their Affiliates or their authorized representatives from (a) making or submitting any such analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal in response to a subpoena or other legal process or as otherwise required by Law, or (b) submitting factual information to the United States Department of Justice, the Federal Trade Commission, any other governmental agency or any court or administrative law judge in response to a request therefor or as otherwise required by Law.

         Section 5.3 Further Assistance. From time to time, at the request of either party, whether on or after the Closing, without further consideration, either party, at its expense and within a reasonable amount of time after request hereunder is made, shall execute and deliver such further instruments of assignment, transfer and assumption and take such other action as may be reasonably required to more effectively assign and transfer the Transferred Assets to, and vest the Assumed Liabilities in, Buyer, deliver or make the payment of the Purchase Price to Seller or any amounts due from one party to the other pursuant to the terms of this Agreement or confirm Seller's ownership of the Excluded Assets and obligations with respect to the Excluded Liabilities.

         Section 5.4 Cooperation Respecting Proceedings. After the Closing, upon prior reasonable written request, each party shall cooperate with the other, at the requesting party's expense (but including only out-of-pocket expenses to third parties and not the costs incurred by any party for the wages or other benefits paid to its officers, directors or employees), in furnishing information, testimony and other assistance in connection with any inquiries, actions, tax or cost report audits, proceedings, arrangements or disputes involving either of the parties hereto (other than in connection with disputes between the parties hereto) and based upon contracts, arrangements or acts of Seller or any of the Subsidiaries which were in effect or occurred on or prior to the Closing and which relate to the Transferred Assets, including, without limitation, arranging discussions with (and the calling as witness of) officers, directors, employees, agents, and representatives of Buyer.

         Section 5.5 Expenses. Whether or not the Transactions contemplated hereby are consummated, except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Notwithstanding the foregoing:

                  (a) Costs associated with preliminary title reports and title policies shall be borne by Seller up to the costs that would have been incurred had the title policies been standard coverage policies of title insurance, and the remaining costs, if any, including all costs of any surveys in connection therewith, shall be borne by Buyer;

                  (b) All escrow charges, and charges of any neutral independent public accountant or mediator, and related costs, shall be borne one-half by Buyer and one-half by Seller (it being agreed that each party shall bear the costs of its own independent public accountant or designated mediator);

                  (c) All recording costs and charges respecting real property will be allocated between Buyer and Seller in accordance with the customs of the counties in which the pertinent real property is located;

                  (d) All transfer taxes respecting real property will be borne by Buyer;

                  (e) All fees and charges of governmental authorities and accreditation agencies in connection with the transfer, issuance or authorization of any License, accreditation or program participation shall be borne by Buyer;

                  (f) All fees or costs associated with the issuance of any bond or the establishment of any escrow required by Section 2.10(a) shall be borne by Buyer;

                  (g) All fees, charges or costs, including auditing fees and expenses, incurred as a result of Buyer's compliance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, shall be borne by Buyer; and

                  (h) Costs not to exceed $6,000,000 incurred by HEALTHSOUTH, Seller and the Subsidiaries in connection with investment banking and financial advisory services relating to the Transactions rendered by Smith Barney Inc. shall be borne by Buyer.

All such charges and expenses shall be promptly settled between the parties at the Closing or upon termination or expiration of further proceedings under this Agreement, or with respect to such charges and expenses not determined as of such time, as soon thereafter as is reasonably practicable.

         Section 5.6 Announcements; Confidentiality. Prior to the Closing Date, no press or other public announcement, or public statement or comment in response to any inquiry, relating to the transactions contemplated by this Agreement shall be issued or made by Buyer or Seller or any Subsidiary without the joint approval of Buyer and Seller; provided that a press release or other public announcement, statement or comment made without such joint approval shall not be in violation of this Section if it is made in order to comply with applicable securities Laws or stock exchange policies and in the reasonable judgment of the party making such release or announcement, based upon advice of independent counsel, prior review and joint approval, despite reasonable efforts to obtain the same, would prevent dissemination of such release or announcement in a timely enough fashion to comply with such Laws or policies, provided that in all instances prompt notice from one party to the other shall be given with respect to any such release, announcement, statement or comment. Subject to the foregoing, the parties hereto recognize and agree that all information, instruments, documents and details concerning the businesses of Buyer, Seller and the Subsidiaries are strictly confidential, and Seller and Buyer expressly covenant and agree with each other that, prior to and after the Closing, they will not, nor will they allow any of their respective officers, directors, employees, representatives or agents (including professional advisors) to disclose or publicly comment upon any matters relating to the business of the other or relating to this Agreement, including, without limitation, the terms, timing or progress of the transactions contemplated hereby, or its negotiation, terms, provisions or conditions, including Purchase Price, except for disclosure to their respective professional advisors (who shall agree not to disclose the same) which is reasonably necessary to effectuate
the Transactions contemplated hereby and in a manner consistent with the provisions of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, except in connection with filings to obtain Licenses necessary for consummation of the Transactions (but subject to Section 5.2) and except as may be required by any Laws (based on advice of independent counsel), Buyer shall not (nor shall Buyer allow any of its officers, directors, employees, representatives or agents to), without the prior written consent of Seller (in Seller's sole and absolute discretion), disclose to or otherwise discuss with any person, regulatory board, fiscal intermediary or other entity Buyer's proposed purchase of the Transferred Assets, Seller's proposed sale of the Transferred Assets, the contents of this Agreement or the negotiation of this Agreement. Each party shall keep all information obtained from the other either before or after the date of this Agreement confidential, and neither party shall reveal such information to, nor produce copies of any written information for, any person outside its management group or its lenders, attorneys, accountants, investment bankers and other professional advisors without the prior written consent of the other party, unless such party is compelled to disclose such information by judicial or administrative process or by any other requirements of Law. If the Transactions contemplated by this Agreement should fail to close for any reason, each party shall return to the other as soon as practicable all originals and copies of written information provided to such party by or on behalf of the other party and none of such information shall be used by either party, or their employees, agents or representatives in the business operations of any person. Notwithstanding the foregoing, each party's obligations under this Section shall not apply to any information or document which is or becomes available to the public other than as a result of a disclosure by the other party in violation of this Agreement or other obligation of confidentiality under which such information may be held or becomes available to the party on a non-confidential basis from a source other than the other party or its officers, directors, employees, representatives or agents. The parties' obligations under this Section shall survive the termination of this Agreement. Nothing in this Section shall, or is intended to, impair or modify any of the rights or obligations of Buyer or its Affiliates under that certain confidentiality agreement dated ______________, 1997, all of which remain in effect until termination of such letter agreement in accordance with its terms. Notwithstanding the foregoing, however, Buyer may provide information concerning the Transferred Assets constituting Seller's institutional pharmacy business to potential purchasers thereof so long as Buyer obtains a confidentiality agreement (which shall name HEALTHSOUTH and Seller as third party beneficiaries) containing substantially the same terms as the confidentiality agreement between HEALTHSOUTH and Buyer.

         Section 5.7 Access to Certain Records. Buyer shall provide HEALTHSOUTH, Seller and the Subsidiaries with access upon reasonable notice to any or all portion of the medical, clinical and other records directly or indirectly associated with the admission, care and treatment of patients on or prior to the closing date (the "Patient Records") and all financial and other records of the Facilities for the period ending on or prior to the Closing Date (the Patient Records and such other records are collectively referred to as the "Facility Records") for such proper purposes as HEALTHSOUTH, Seller or the Subsidiaries may require. HEALTHSOUTH, Seller and the Subsidiaries shall utilize such access to Facility Records in accordance with all applicable provisions of law, including, but not limited to, provisions relating to confidentiality of Patient Records. HEALTHSOUTH shall provide Buyer with access upon reasonable notice to such records of Seller and the Subsidiaries which are not transferred to Buyer hereunder for such proper purposes as Buyer may require.

         Section 5.8 Tax Election. Buyer is eligible to make, and Buyer and Seller will jointly make, a timely election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended with respect to the shares of capital stock of National Institutional Pharmacy Services, Inc. included in the Assigned Stock. At the Closing, Buyer and Seller will jointly execute a Form 8023 reflecting such election, and therafter Seller will timely file such form with the Internal Revenue Service and will provide proof of such filing to Buyer.


                                    ARTICLE 6
                 ADDITIONAL COVENANTS OF SELLER AND HEALTHSOUTH

         Seller and HEALTHSOUTH hereby additionally covenant, promise and agree as follows:

         Section 6.1 Conduct Pending Closing. Prior to consummation of the Transactions contemplated hereby or the termination or expiration of this Agreement pursuant to its terms, unless Buyer shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except for actions taken pursuant to Assumed Contracts, or which arise from or are related to the anticipated transfer of the Transferred Assets, or as otherwise contemplated by this Agreement, HEALTHSOUTH and Seller shall, and Seller shall cause the Subsidiaries to:

                  (a) Conduct the business represented by, and otherwise deal with, the Transferred Assets only in the usual and ordinary course, materially consistent with practices followed prior to the execution of this Agreement;

                  (b) Use reasonable efforts to keep intact the Transferred Assets and the business they represent and to preserve relationships beneficial to such business that doctors, patients, Payors, suppliers and others have with the Facilities;

                  (c) Except as required by their terms, not amend, terminate, renew, fail to renew or renegotiate any material contract, except in the ordinary course of business and consistent with practices of the recent past, or default (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a default) in any of its obligations under any such contracts, that would be an Assumed Contract as of the date hereof;

                  (d) Not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in, or permit or suffer to exist any lien or encumbrance upon or the disposition of, any Facility, Inventory, or items of Equipment having an undepreciated book value in excess of $50,000, including without limitation any of its leasehold interests therein, whether by the taking of action or the failure to take action, except for (i) sales of Inventory in the ordinary course, (ii) liens constituting Permitted Encumbrances, or (iii) sales or dispositions of Equipment in the ordinary course of business that are consistent with practices of the recent past;

                  (e) Maintain in force and effect the insurance policies identified in Section 3.19(c);

                  (f) Not enter into any contract that will constitute an Assumed Contract as of the Closing except in the ordinary course of business and consistent with practices of the recent past; or

                  (g) Not grant any general or uniform increase in the rates of pay or benefits to Retained Employees (or a class thereof) or any increase in salary or benefits of any senior management personnel of any Facility, except for compensation previously agreed to prior to the date hereof or normal year-end merit increases consistent with HEALTHSOUTH's general practices;

provided that nothing in this Section shall (i) obligate Seller or any Subsidiary to make expenditures other than in the ordinary course of business and consistent with practices of the recent past or to otherwise suffer any economic detriment, (ii) preclude Seller from paying, prepaying or otherwise satisfying any liability which, if outstanding as of the Closing Date, would be an Assumed Liability or an Excluded Liability, or (iii) preclude Seller from incurring any liabilities or obligations to any third party in connection with obtaining such party's consent to any transaction contemplated by this Agreement or the Related Agreements provided such liabilities and obligations under this clause (iii) shall be Excluded Liabilities pursuant to Section 2.4(h) hereof.

         Section 6.2 Access and Information. Subject to the restrictions set forth in Section 5.6 respecting confidentiality and provided that Buyer has complied with each and every provision thereof, Seller shall, and shall cause the Subsidiaries to, afford Buyer, and the counsel, accountants and other representatives of Buyer, reasonable access, throughout the period from the date hereof to the Closing, to the Transferred Assets and the employees, personnel and medical staff associated therewith and all the properties, books, contracts, commitments, cost reports and records respecting the Transferred Assets (regardless of where such information may be located). Such access shall be afforded after no less than 24 hours' prior written notice, during normal business hours whenever reasonably possible and only in such manner so as not to disturb patient care or to interfere with the normal operations of the Facilities; provided, however, that, notwithstanding the foregoing and subject to the provisions concerning nondisclosure set forth in Section 5.6, without first obtaining the written consent of the Executive Vice President, Chief Financial Officer and Treasurer of HEALTHSOUTH or the Senior Vice President and Corporate Counsel of HEALTHSOUTH, which consent shall not be unreasonably withheld, neither Buyer nor its counsel, accountants and other representatives shall tour or visit the Facilities or contact any of the employees, personnel or medical staff thereof; and provided further that until the first to occur of November 3, 1998 or the Closing, under no circumstances shall Buyer solicit the employment of any employees of Seller or its Subsidiaries, except as Hired Employees pursuant to the terms hereof or except as may be permitted with the prior written consent of a responsible officer of Seller. Seller's covenants under this Section are made with the understanding that Buyer shall use all such information in compliance with all Laws. Buyer shall not have access to patient or employee records or any other records the disclosure of which would be prohibited by any Law, accreditation standards, or rule or agreement (express or implied) of confidentiality, except that Buyer may be granted access to such records to the extent they are appropriately redacted and in conformity with such other reasonable procedures as may be required to conform to any such requirements of Law, accreditation standards or rule or agreement of confidentiality.

         Section 6.3 Updating. HEALTHSOUTH and Seller shall notify Buyer of any changes or additions to any of Seller's Schedules to this Agreement by the delivery of updates thereof, if any, not later than two business days prior to the Closing. Subject to the provisions of Sections 4.9 and 4.10, no such updates made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless Buyer specifically agrees thereto in writing, nor shall any such notification be considered to constitute or give rise to a waiver by Buyer of any condition set forth in this Agreement. In addition, HEALTHSOUTH and Seller shall provide Buyer with monthly updated financial information in substantially the form heretofore provided by HEALTHSOUTH to Buyer within 25 days after the close of each month prior to the Closing Date.

         Section 6.4 No Solicitation. HEALTHSOUTH will not, and shall cause the Seller and the Subsidiaries not to, and will use its best efforts to cause its and their officers, employees, agents and representatives (including any investment banker), in their capacity as such, not to, directly or indirectly, solicit, encourage or initiate any discussions with, or, subject to fiduciary duties to stockholders, negotiate or otherwise deal with, or provide any information to, any corporation, partnership, person or other entity or group, other than Buyer and its officers, employees and agents, concerning any sale of or similar transactions involving the Transferred Assets or the stock of the Subsidiaries. None of the foregoing shall prohibit the provision of information to others in a manner in keeping with the ordinary conduct of HEALTHSOUTH's, Seller's or the Subsidiaries' businesses.

         Section 6.5 Name Changes. To the extent that the corporate names of any of the Subsidiaries incorporate or are substantially similar to the Transferred Business Names, Seller agrees to cause the Subsidiaries promptly after the Closing to take all action necessary to change such names so as not to incorporate or be substantially similar to the Transferred Business Names.

         Section 6.6 Use of Controlled Substance Licenses. To the extent permitted by Law, Buyer shall have the right, either as purchaser or as manager under a Management Agreement, for a period not to exceed the later of (a) 120 days following the Closing and (b) the termination of the applicable Management Agreement, to operate under the Licenses of Seller or the Subsidiaries relating to controlled substances and the operation of pharmacies, until Buyer is able to obtain such Licenses for itself. Seller shall execute and deliver, and cause the pertinent Subsidiaries to execute and deliver to Buyer any powers of attorney and other instruments which Buyer or the appropriate governmental agency may reasonably require in connection with Buyer's use of such Licenses. Buyer acknowledges that it shall apply for all such Licenses as soon as reasonably possible and diligently pursue such applications in accordance with Section 5.1.

         Section 6.7 Letters of Intent. Promptly after execution and delivery of this Agreement, Seller shall provide Buyer with copies of all letters of intent or similar non-binding expressions of intent or understanding with respect to the acquisition or divestiture of any Facility, and, to the extent such letters of intent are terminable, will give any required notice of termination if directed in writing by Buyer to do so.

                                    ARTICLE 7
                          ADDITIONAL COVENANTS OF BUYER

         Section 7.1 Waiver of Bulk Sales Law Compliance. Subject to the indemnification provisions of Section 11.3(a)(iii) hereof, Buyer hereby waives compliance by Seller and the Subsidiaries with the requirements, if any, of
Article 6 of the Uniform Commercial Code as in force in any state in which Transferred Assets are located and all other similar laws applicable to bulk sales and transfers.

         Section 7.2 Resale Certificate. Buyer agrees to furnish to Seller and the Subsidiaries any resale certificate or certificates or other similar documents reasonably requested by Seller to comply with pertinent sales and use tax laws.

         Section 7.3 Release of Assumed Guarantees. Buyer shall use its best efforts to obtain the release of HEALTHSOUTH, Seller and the Subsidiaries (other than the Transferred Subsidiaries, from the Assumed Guarantees and any other Assumed Liabilities for which HEALTHSOUTH, Seller or any Subsidiary (other than a Transferred Subsidiary) remains contingently liable after the Closing; provided, however, that "best efforts" shall not be deemed to require Buyer to pay more than $500,000 in the aggregate as consideration for the granting of the release of HEALTHSOUTH, Seller and the Subsidiaries (other than the Transferred Subsidiaries) from such liabilities (exclusive of any amounts paid to satisfy the underlying obligations).

         Section 7.4 Tax Matters. Buyer acknowledges that either as manager or assignee of the Assigned Stock, Buyer shall be responsible for the preparation of tax returns for the Transferred Subsidiaries. It is further acknowledged by Buyer that, subject to the provisions of Section 2.4(a) regarding income taxes, Taxes (including, without limitation, the Florida indigent care tax) imposed upon the right or privilege to do business from the Facilities after the Closing shall be Buyer's responsibility even if measured by gross receipts, net operating revenues or patient days for a period ending on, before or including the Closing Date.

         Section 7.5 Letters of Credit. Subject to the terms and conditions hereof, at the Closing, Buyer shall cause letters of credit and indemnity or performance bonds to be provided to substitute for those letters of credit and bonds listed in Schedule 7.5, so that at and as of the Closing Seller and its Affiliates shall have no further obligation to provide such designated letters of credit or bonds.


                                    ARTICLE 8
                          BUYER'S CONDITIONS TO CLOSING

         The obligations of Buyer to consummate the Transactions at the Closing shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless Buyer waives such fulfillment:

         Section 8.1 Performance of Agreement. HEALTHSOUTH and Seller shall have performed in all material respects its agreements and obligations contained in this Agreement required to be performed on or prior to the Closing.

         Section 8.2 Accuracy of Representations and Warranties. Subject to Sections 4.9 and 4.10, the representations and warranties of Seller set forth in
Article 3 of this Agreement shall be true in all respects as of the date of this Agreement (unless the matters that caused the inaccuracy or inaccuracies which would otherwise result in a failure of this condition have been cured by the Closing) and as of the Closing (as updated by the revising of Schedules contemplated by Section 6.3, to the extent that Buyer shall have accepted such updates in writing) as if made as of such time, except where such inaccuracy or inaccuracies would not individually or in the aggregate result in a Material Adverse Effect on the Transferred Assets; provided, however that any representation or warranty that is qualified by reference to a "Material Adverse Effect" shall be true and correct as of the Closing in all respects.

         Section 8.3 Officer's Certificate. Buyer shall have received from HEALTHSOUTH and Seller an officer's certificate, executed on HEALTHSOUTH's and Seller's behalf by each of their respective chief executive officer, president, chief financial officer or treasurer (in his or her capacity as such) dated the Closing Date and stating that to the actual knowledge of such individual, after inquiry of the other officers identified in this Section 8.3, the conditions in Sections 8.1 and 8.2 above have been met.

         Section 8.4 Consents. The waiting period under the HSR Act shall have expired or been terminated, and, subject to the provisions of Sections 2.12,
2.14 and 2.15, all approvals, consents, authorizations and waivers from governmental and accreditation agencies and from other third parties required to consummate the Transactions shall have been obtained, except for such approvals, consents, authorizations and waivers, the failure to obtain which will not result in a Material Adverse Effect on the Transferred Assets. The foregoing notwithstanding, the obtaining of any of the following approvals, consents, authorizations and waivers (collectively, "Consents") shall not constitute a condition to Buyer's consummation of the Transactions:

                  (a) Any Consent, if the result of the failure to obtain same is either a Purchase Price adjustment or the parties' entry into a cooperative arrangement pursuant to the provisions of Sections 2.12(a) or 2.14 or a Management Agreement pursuant to Section 2.15; and

                  (b) Any Consent to the sale and assignment of a Transferred Asset, such as a Medicare or Medicaid provider agreement, or the assumption of an Assumed Liability, if such sale, assignment or assumption may lawfully be made subject to a customary condition subsequent that a Consent be obtained from a third party based upon determinations of such third party, including without limitation needs surveys or evaluations of Buyer, to be completed after the Closing, unless such third party indicates prior to the Closing that any such Consent is not likely to be given.

         Section 8.5 Absence of Injunctions. There shall not be in effect a temporary restraining order or a preliminary or permanent injunction or other order, decree or ruling by a court of competent jurisdiction or by a governmental agency which restrains or prohibits Buyer's acquisition or operation of the Transferred Assets, or any threat by governmental authorities to exact any penalty or impose any economic deteriment upon Buyer or the Transferred Assets following the Closing, provided that the parties will use their reasonable efforts to litigate against the entry of, or to obtain the lifting of, any such order or injunction, and the existence of any such temporary restraining order or preliminary injunction shall operate, at the option of the parties, only to delay the Closing (and extend the Termination Date) until the 30th day following the lifting of any such order or injunction, except that such delay may not extend the original Termination Date for more than nine months. Notwithstanding the foregoing, in the event that any such order or injunction affects only a portion of the Transferred Assets, then the parties (x) shall negotiate an equitable adjustment in the Purchase Price so as to consummate the Transactions with respect to Transferred Assets and Assumed Liabilities relating to Facilities that are not affected by such order or injunction, and (y) shall either agree upon appropriate amendments to this Agreement to effect further transfers of the remaining Transferred Assets and assumptions of the remaining Assumed Liabilities when and if they are no longer subject to such order or injunction or, if no such amendments are agreed upon, such remaining Transferred Assets and Assumed Liabilities shall be deemed to be Excluded Assets and Excluded Liabilities for all purposes of this Agreement; provided that if the parties are unable to agree upon an equitable adjustment of the Purchase Price, or appropriate amendments to effect further transfers, prior to any scheduled Closing Date, then such disagreement shall be resolved pursuant to the provisions of Section 2.14.

         Section 8.6 Title to Real Property. Title to Transferred Assets consisting of interests in real property shall have been evidenced by the willingness of Fidelity National Title Insurance Company (or an Affiliate thereof) (the "Title Insurer") to issue ALTA (or the local equivalents thereof) owner's extended coverage policies of title insurance (latest Form B) (the "Title Policies") in amounts equal to the respective portions of the Purchase Price allocated to such interests, showing title to such interests in such real property vested in Buyer subject to transfer of such interests to Buyer, subject only to the following conditions of title:

                  (a) A lien or liens to secure payment of real estate taxes, not delinquent;

                  (b) Exceptions, disclosed by current standard ALTA Preliminary Title Reports, delivered to Buyer within 15 days after the date hereof and approved by Buyer within 15 days after the date of delivery (as indicated by Buyer's signature of approval appended thereto) together with copies of all documents underlying the exceptions contained therein; and

                  (c) Other possible minor matters that in the aggregate are not substantial in amount and do not materially detract from or interfere with the present or intended use of such real property.

The willingness of the Title Insurer to issue the Title Policies shall be evidenced either by the issuance thereof or the written commitments or binders of the Title Insurer to issue such Title Policies within a reasonable time after the Closing Date, subject to actual transfer of the real property in question. If the Title Insurer is unwilling to issue any such Title Policy, it shall be required to provide Buyer and Seller, in writing, notice setting forth the reason(s) for such unwillingness on or before the Closing Date. Seller shall have the right to seek to cure any defect which is the reason for such unwillingness, and, if such notice by the Title Insurer is given less than ten business days prior to the then scheduled Closing Date, then the Closing Date (and, to the extent necessary, the Termination Date) shall be extended for a period of up to ten business days to provide to Seller such opportunity to cure. In the event that, despite Seller's efforts to cure, the Title Insurer remains unwilling to issue any such

Title Policy on the Closing Date (as may be extended as provided herein), then, at the election of Buyer, and without affecting the other conditions of the parties to consummation of the Transactions, such real property interests not covered by such a Title Policy shall not be included in the Transferred Assets and shall be deemed to be Excluded Assets, and liabilities associated therewith that would otherwise be Assumed Liabilities shall be deemed to be Excluded Liabilities; and Buyer and Seller shall negotiate in good faith prior to the Closing an equitable adjustment in the Purchase Price. If the parties cannot agree upon such equitable adjustment, then the disagreement shall be resolved in accordance with Section 2.14. Notwithstanding the foregoing, Buyer may accept such title to any such interests as the pertinent Subsidiary may be able to convey, and such title insurance with respect to the same as the Title Insurer is willing to issue, in which case such interests shall be conveyed as part of the Transferred Assets without reduction of the Purchase Price or any credit or allowance against the same and without any other liability on the part of Seller or the Subsidiaries.

         Section 8.7 Receipt of Other Documents. Buyer shall have received the following:

                  (a) Certified copies of the resolutions of HEALTHSOUTH's, Seller's and each Subsidiary's board of directors respecting this Agreement, the Related Agreements and the Transactions, together with certified copies of any stockholder resolutions which are necessary to approve the execution and delivery of this Agreement and any Related Agreements and/or the performance of the obligations of HEALTHSOUTH, Seller and the Subsidiaries hereunder and thereunder;

                  (b) Certified copies of HEALTHSOUTH's, Seller's and each Subsidiary's Charter Documents, together with a certificate of the corporate secretary or an assistant secretary of each that none of such documents have been amended;

                  (c) One or more certificates as to the incumbency of each officer of Seller or of any Subsidiary who has signed the Agreement, any Related Agreement or any certificate, document or instrument delivered pursuant to the Agreement or any Related Agreement;

                  (d) Good standing certificates for HEALTHSOUTH, Seller and each of the Subsidiaries from the Secretaries of State of their respective states of incorporation dated as of a date not earlier than 30 business days prior to the Closing Date;

                  (e) Copies of all third party and governmental consents, permits and authorizations that HEALTHSOUTH, Seller or any Subsidiary has received in connection with the Agreement, the Related Agreements and the Transactions; and

                  (f) Certificates of non-foreign status in the form required by
Section 1445 of the Code duly executed by Seller and the Subsidiaries.

         Section 8.8 Lenders' Consent. Buyer shall have received the consent of the required lenders under its principal credit agreement to the Transactions.

         Section 8.9 Absence of Material Adverse Changes. There shall not have occurred or been discoverd any change (a "Material Adverse Change") in the business, operations, financial condition or prospects of the businesses represented by the Transferred Assets the effect of which has been to cause a Material Adverse Effect on the Transferred Assets, taken as a whole, and HEALTHSOUTH and Seller shall have furnished Buyer with the certificate of an executive officer of each to such effect; provided, however, that no Material Adverse Change shall be deemed to have occurred as a result of matters arising or resulting from (i) matters generally affecting businesses of the type represented by the Transferred Assets which are not peculiar to Seller or the Subsidiaries, (ii) changes in generally accepted accounting principles, (iii) public announcement of the Transactions and compliance with the provisions of this Agreement, or (iv) acts taken or omitted by HEALTHSOUTH, Seller or a Subsidiary at the written direction or with the express written consent of Buyer.


                                    ARTICLE 9
                HEALTHSOUTH'S AND SELLER'S CONDITIONS TO CLOSING

         The obligations of HEALTHSOUTH and Seller to consummate the Transactions at the Closing shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless HEALTHSOUTH and Seller waive such fulfillment:

         Section 9.1 Performance of Agreement. Buyer shall have performed in all material respects its agreements and obligations contained in this Agreement required to be performed on or prior to the Closing.

         Section 9.2 Accuracy of Representations and Warranties. The representations and warranties of Buyer set forth in Article 4 of this Agreement shall be true in all material respects as of the date of this Agreement (unless the inaccuracy or inaccuracies which would otherwise result in a failure of this condition have been cured by the Closing) and as of the Closing as if made as of such time.

         Section 9.3 Officer's Certificate. Seller shall have received from Buyer an officers' certificate, executed on Buyer's behalf by its chief executive officer, president, chief financial officer or treasurer (in his or her capacity as such) dated the Closing Date and stating that to the actual knowledge of such individual after inquiry of the other officers identified in this Section 9.3, the conditions in Sections 9.1 and 9.2 above have been met.

         Section 9.4 Consents. The waiting period under the HSR Act shall have expired or been terminated, and, subject to the provisions of Sections 2.12,
2.14 and 2.15, all approvals, consents, authorizations and waivers from governmental and accreditation agencies and from other third parties required for Seller to consummate the Transactions shall have been obtained, except for such approvals, consents, authorizations and waivers the failure to obtain which will not, individually or in the aggregate, result in a Material Adverse Effect on Seller following the Closing. The foregoing notwithstanding, the obtaining of any of the following Consents shall not constitute a condition to Seller's consummation of the Transactions:

                  (a) Any Consent, if the result of the failure to obtain same is either a Purchase Price adjustment or the parties' entry into a cooperative arrangement pursuant to the provisions of Sections 2.12(a) or 2.14 or a Management Agreement pursuant to Section 2.15;

                  (b) Any Consent to the sale and assignment of a Transferred Asset, such as a Medicare or Medicaid provider agreement, or the assumption of an Assumed Liability, if such sale, assignment or assumption may lawfully be made subject to a customary condition subsequent that a Consent be obtained from a third party based upon determinations of such third party, including without limitation needs surveys or evaluations of Buyer, to be completed after the Closing, whether or not such third party indicates prior to the Closing that any such Consent is likely or not likely to be given.

         Section 9.5 Absence of Injunctions. There shall not be in effect a temporary restraining order or a preliminary or permanent injunction or other order, decree or ruling by a court of competent jurisdiction or by a governmental agency which restrains or prohibits Seller's consummation of the Transactions, or any threat by governmental authorities to exact any penalty or impose any economic detriment upon HEALTHSOUTH or Seller if it consummates the Transactions that would have a Material Adverse Effect upon HEALTHSOUTH or Seller following the Closing, provided that the parties will use their reasonable efforts to litigate against the entry of, or to obtain the lifting of, any such order, injunction or potential penalty or imposition, and the existence of any such temporary restraining order, preliminary injunction or potential penalty or imposition shall operate, at the option of Buyer, HEALTHSOUTH and Seller, only to delay the Closing (and extend the Termination
Date) until the thirtieth day following the lifting of any such order or injunction or threat, except that such delay may not extend the original Termination Date for more than nine months. Notwithstanding the foregoing, in the event that any such order or injunction affects only a portion of the Transferred Assets, then, at the election of Buyer, HEALTHSOUTH and Seller, the parties (x) shall negotiate an equitable adjustment in the Purchase Price so as to consummate the Transactions with respect to Transferred Assets and Assumed Liabilities relating to Facilities that are not affected by such order or injunction, and (y) shall either agree upon appropriate amendments to this Agreement to effect further transfers of the remaining Transferred Assets and assumptions of the remaining Assumed Liabilities when and if they are no longer subject to such order or injunction or, if no such amendments are agreed upon, such remaining Transferred Assets and Assumed Liabilities shall be deemed to be Excluded Assets and Excluded Liabilities for all purposes of this Agreement; provided that if the parties are unable to agree upon an equitable adjustment of the Purchase Price, or appropriate amendments to effect further transfers, prior to any scheduled Closing Date, then such disagreements shall be resolved pursuant to the provisions of Section 2.14.

         Section 9.6 Receipt of Other Documents. HEALTHSOUTH and Seller shall have received the following:

                  (a) Certified copies of the resolutions of Buyer's and each Buyer Subsidiary's board of directors respecting this Agreement, the Related Agreements and the Transactions;

                  (b) Certified copies of Buyer's and each Buyer Subsidiary's Charter Documents, together with a certificate of Buyer's and each Buyer Subsidiary's corporate secretary that none of such documents have been amended;

                  (c) One or more certificates as to the incumbency of each officer of Buyer who has signed the Agreement, any Related Agreement, or any certificate, document or instrument delivered pursuant to the Agreement or any Related Agreement;

                  (d) Good standing certificates for Buyer and for each Buyer Subsidiary from the Secretaries of State of their respective states of incorporation dated as of a date not earlier than 30 business days prior to the Closing Date;

                  (e) Copies of all third party and governmental consents, permits and authorizations that Buyer has received in connection with the Agreement, the Related Agreements and the Transactions; and

                  (f) A certificate of Buyer executed on its behalf by an Executive Vice President of Buyer stating that to the best of their knowledge and belief, specifying in reasonable detail their basis for same, after giving effect to the Transactions, neither Buyer nor any of its Subsidiaries is insolvent or will be rendered insolvent by obligations incurred in connection therewith, or will be left with unreasonably small capital with which to engage in their businesses, or will have incurred obligations beyond their respective abilities to perform the same as and when due.


                                   ARTICLE 10
                                   TERMINATION

         Section  10.1   Termination.   This  Agreement  and  the   transactions
contemplated hereby may be terminated at any time prior to the Closing:

                  (a)  By mutual consent of HEALTHSOUTH and Buyer; or

                  (b) By either Buyer or HEALTHSOUTH upon written notice to the other party, if (i) the Closing shall not have occurred by the later of March 31, 1998, the fifth business day following the expiration of the HSR waiting period, or such later date as may be provided for in this Agreement or agreed upon by the parties (the "Termination Date"); or
         (ii)(A) in the case of termination by HEALTHSOUTH, the conditions set forth in Article 9 cannot reasonably be met by the Termination Date, and (B) in the case of termination by Buyer, the conditions set forth in Article 8 cannot reasonably be met by the Termination Date, unless in either of the cases described in clauses (A) or (B), the failure of the condition is the result of the material breach of this Agreement by the party seeking to terminate.

Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise.

         Section 10.2 Effect of Termination. In the event of termination of this Agreement as provided above, there shall be no liability on the part of a party to another under and by reason of this Agreement or the transactions contemplated hereby except as set forth in Sections 2.6(a), 5.5, 5.6, 10.3 and
10.4 and Articles 11 and 12 and except for fraudulent acts


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

by a party, the remedies for which shall not be limited by the provisions of this Agreement. The foregoing provisions shall not, however, limit or restrict the availability of specific performance or other injunctive or equitable relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

         Section 10.3 Wrongful Termination by Buyer. If Buyer purports to terminate this Agreement otherwise than pursuant to Section 10.1, or if Buyer shall otherwise fail to consummate the Transactions by the Termination Date for any reason other than a material breach by HEALTHSOUTH, Seller or the Subsidiaries of their obligations hereunder or a failure of the condition set forth in Section 8.8 to be satisfied, then in such event Buyer shall pay to Seller, upon demand, a termination fee (the "Termination Fee") in the amount of $50,000,000 in immediately available funds. Buyer acknowledges and agrees that such Termination Fee represents the parties' best estimate of the out-of-pocket costs incurred by HEALTHSOUTH, Seller and the Subsidiaries and the value of management time, overhead, opportunity costs and other unallocated costs of HEALTHSOUTH, Seller and the Subsidiaries incurred by or on behalf of HEALTHSOUTH, Seller and the Subsidiaries in connection with this Agreement. Buyer further acknowledges that the provisions for the payment of the Termination Fee contained in this Section 10.3 are an integral part of the Transactions and that, without these provisions, HEALTHSOUTH and Seller would not have entered into this Agreement. Accordingly, if the Termination Fee shall become due and payable and Buyer shall fail to pay such amount when due, and, in order to obtain such payment, suit is commenced which results in a judgment against Buyer therefor, Buyer shall pay all reasonable costs and expenses (including reasonable attorneys' fees incurred by HEALTHSOUTH and Seller) in connection with such suit, together with interest computed on the amounts determined to be due pursuant to this Section (computed from the date upon which such amounts were due and payable pursuant to this Section) and such costs (computed from the date incurred) at the prime rate of interest announced from time to time by NationsBank, N.A. (South).

         Section 10.4 Wrongful Termination by Seller. If HEALTHSOUTH and Seller purport to terminate this Agreement otherwise than pursuant to Section 10.1, or if HEALTHSOUTH and Seller shall otherwise fail to consummate the Transactions by the Termination Date for any reason other than a material breach by Buyer of its obligations hereunder or a failure by Buyer to obtain the consent described in
Section 8.8, then in such event HEALTHSOUTH and Seller shall pay to Buyer, upon demand, a fee (the "Topping Fee") in the amount of $50,000,000 in immediately available funds. HEALTHSOUTH and Seller acknowledge and agree that such Topping Fee represents the parties' best estimate of the out-of-pocket costs incurred by Buyer and the value of management time, overhead, opportunity costs and other unallocated costs of Buyer incurred by or on behalf of Buyer in connection with this Agreement. HEALTHSOUTH and Seller further acknowledge that the provisions for the payment of the Topping Fee contained in this Section 10.4 are an integral part of the Transactions and that, without these provisions, Buyer would not have entered into this Agreement. Accordingly, if the Topping Fee shall become due and payable and HEALTHSOUTH and Seller shall fail to pay such amount when due, and, in order to obtain such payment, suit is commenced which results in a judgment against HEALTHSOUTH and Seller therefor, HEALTHSOUTH and Seller shall pay all reasonable costs and expenses (including reasonable attorneys' fees incurred by Buyer) in connection with such suit, together with interest computed on the amounts determined to be due pursuant to this

Section (computed from the date upon which such amounts were due and payable pursuant to this Section) and such costs (computed from the date incurred) at the prime rate of interest announced from time to time by NationsBank, N.A. (South). If the Topping Fee becomes due and payable, HEALTHSOUTH and Seller will also return the Execution Fee with interest as provided in Section 2.6(a).


                                   ARTICLE 11
                     SURVIVAL AND REMEDIES; INDEMNIFICATION

         Section 11.1 Survival. None of the representations and warranties of Buyer, HEALTHSOUTH and Seller set forth in this Agreement, or in any writing required to be delivered in connection with this Agreement, shall survive the Closing and the consummation of the Transactions. The covenants and agreements of Buyer, HEALTHSOUTH and Seller set forth in this Agreement, or in any writing required to be delivered in connection with this Agreement, shall survive the Closing and the consummation of the Transactions only to the extent expressly specified in this Agreement.

         Section 11.2 Exclusive Remedy. Absent fraud, if the Closing occurs, the sole exclusive remedy for damages of a party hereto for any breach of the covenants and agreements of the other party contained in this Agreement and the Related Agreements shall be the remedies contained in this Article 11.

         Section 11.3 Indemnity by HEALTHSOUTH and Seller.

                  (a) HEALTHSOUTH and Seller, jointly and severally, shall indemnify Buyer and hold Buyer harmless from and against any and all loss, liability, damage and expense, including reasonable attorneys' fees and costs of investigation, litigation, settlement and judgment (collectively "Losses"), which Buyer may sustain or suffer or to which Buyer may become subject as a result of:

                           (i) The nonperformance or breach of any covenant or agreement made or undertaken by Seller in this Agreement or in a Related Agreement;

                           (ii) The existence of, or the failure of Seller or any Subsidiary to discharge or perform as and when due, any liability relating to the Excluded Assets; and

                           (iii) The existence of, or the failure of Seller or any Subsidiary to pay, discharge or perform as and when due, any of the Excluded Liabilities (including, without limitation, any Losses as a result of or in connection with the failure of Seller and the Subsidiaries to comply with any Bulk Sales Laws referred to in Section 7.1).

                  (b) The indemnification obligations of Seller provided above shall, in addition to the qualifications and conditions set forth in Sections
11.5 and 11.6, be subject to the following qualifications: Buyer shall not be entitled to indemnity under Subsections (a)(i)-(iii) above except for out-of-pocket Losses actually suffered or sustained by Buyer or to which Buyer may become subject as a result of circumstances described in such Subsections
(a)(i)-

(iii),   and  such  indemnity   shall  not  include  Losses  in  the  nature  of
consequential damages, lost profits, diminution in value, damage to reputation or the like.

         Section 11.4  Indemnity by Buyer.

                  (a) Buyer shall indemnify HEALTHSOUTH, Seller and the Subsidiaries and hold HEALTHSOUTH, Seller and the Subsidiaries harmless from and against any and all Losses which they may sustain or suffer or to which they may become subject as a result of:

                           (i) The nonperformance or breach of any covenant or agreement made or undertaken by Buyer in this Agreement or in a Related Agreement, including the indemnity obligations of Buyer in Sections 2.7 and 2.10;

                           (ii) The existence of, or the failure of Buyer to pay, discharge or perform as and when due, any of the Assumed Liabilities; and

                           (iii) The ongoing operations of Buyer, the Transferred Assets and the Facilities after the Closing Date; provided, however, that HEALTHSOUTH, Seller and the Subsdiaries shall not be entitled to indemnification under this Section 11.4(a)(iii) with respect to liabilities to third parties arising out of matters that constitute breaches of representations or warranties made by HEALTHSOUTH or Seller herein.

                  (b) The indemnification obligations of Buyer provided above shall, in addition to the qualifications and conditions set forth in Sections
11.5 and 11.6, be subject to the following qualifications: If the Closing occurs, Seller and the Subsidiaries shall not be entitled to indemnity under Subsections (a)(i)-(iii) above except for out-of-pocket Losses actually suffered or sustained by them or to which they may become subject as a result of circumstances described in such Subsections (a)(i)-(iii), and such indemnity shall not include Losses in the nature of consequential damages, lost profits, diminution in value, damage to reputation or the like.

         Section 11.5 Further Qualifications Respecting Indemnification. The right of a party (an "Indemnitee") to indemnity hereunder shall be subject to the following additional qualifications:

                  (a) The Indemnitee shall promptly upon its discovery of facts or circumstances giving rise to a claim for indemnification, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial, governmental or otherwise, by any third party (such third party actions being collectively referred to herein as "Third Party Claims"), give notice thereof to the indemnifying party (the "Indemnitor"), such notice in any event to be given within 60 days from the date the Indemnitee obtains actual knowledge of the basis or alleged basis for the right of indemnity or such shorter period as may be necessary to avoid material prejudice to the Indemnitor; provided, however, that the failure to give such notice shall not limit the Indemnitee's right to indemnification except to the extent that such failure to timely give notice results in damages or irremediable prejudice to the Indemnitor; and

                  (b) In computing Losses, such amounts shall be computed net of any related recoveries to which the Indemnitee is entitled under insurance policies or other related


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

payments received or receivable from third parties and net of any tax benefits actually received by the Indemnitee or for which it is eligible, taking into account the income tax treatment of the receipt of indemnification.

         Section 11.6 Procedures Respecting Third Party Claims. In providing notice to the Indemnitor of any Third Party Claim (the "Claim Notice"), the Indemnitee shall provide the Indemnitor with a copy of such Third Party Claim or other documents received and shall otherwise make available to the Indemnitor all relevant information material to the defense of such claim and within the Indemnitee's possession. The Indemnitor shall have the right, by notice given to the Indemnitee within 15 days after the date of the Claim Notice, to assume and control the defense of the Third Party Claim that is the subject of such Claim Notice, including the employment of counsel selected by the Indemnitor after consultation with the Indemnitee, and the Indemnitor shall pay all expenses of, and the Indemnitee shall cooperate fully with the Indemnitor in connection with, the conduct of such defense. The Indemnitee shall have the right to employ separate counsel in any such proceeding and to participate in (but not control) the defense of such Third Party Claim, but the fees and expenses of such counsel shall be borne by the Indemnitee unless the Indemnitor shall agree otherwise. If the Indemnitor shall have failed to assume the defense of any Third Party Claim in accordance with the provisions of this Section, then the Indemnitee shall have the absolute right to control the defense of such Third Party Claim, and, if and when it is finally determined that the Indemnitee is entitled to indemnification from the Indemnitor hereunder, the fees and expenses of Indemnitee's counsel shall be borne by the Indemnitor, provided that the Indemnitor shall be entitled, at its expense, to participate in (but not control) such defense. The Indemnitor shall have the right to settle or compromise any such Third Party Claim for which it is providing indemnity so long as such settlement does not impose any obligations on the Indemnitee (except with respect to providing releases of the third party). The Indemnitor shall not be liable for any settlement effected by the Indemnitee without the Indemnitor's consent. The Indemnitor may assume and control, or bear the costs, of any such defense subject to its reservation of a right to contest the Indemnitee's right to indemnification hereunder, provided that it gives the Indemnitee notice of such reservation within 15 days of the date of the Claim Notice.


                                   ARTICLE 12
                               GENERAL PROVISIONS

         Section 12.1 Notices. All notices, requests, demands, waivers, consents and other communications hereunder shall be in writing, shall be delivered either in person, by telegraphic, facsimile or other electronic means, by overnight air courier or by mail, and shall be deemed to have been duly given and to have become effective (a) upon receipt if delivered in person or by telegraphic, facsimile or other electronic means calculated to arrive on any business day prior to 6:00 p.m. local time at the address of the addressee, or on the next succeeding business day if delivered on a non-business day or after 6:00 p.m. local time, (b) one business day after having been delivered to an air courier for overnight delivery or (c) five business days after having been deposited in the mails as certified or registered mail, return receipt requested, all fees prepaid, directed to the parties or their permitted assignees at the following addresses (or at such other address as shall be given in writing by a party hereto):


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

         If to HEALTHSOUTH or Seller, addressed to:

                  HEALTHSOUTH Corporation
                  One HealthSouth Parkway
                  Birmingham, Alabama 35243
                  Attention:  Michael D. Martin
                  Facsimile:  (205) 969-4712

         with a copy to:

                  William W. Horton, Esq.
                  HEALTHSOUTH Corporation
                  One HealthSouth Parkway
                  Birmingham, Alabama 35243
                  Facsimile:  (205) 969-4730

         If to Buyer, addressed to:

                  Integrated Health Services, Inc.
                  10065 Red Run Boulevard
                  Owings Mills, Maryland  21117
                  Attention:    Taylor Pickett (Facsimile:_______)
                                Marshall Elkins (Facsimile:_______)
                                Beth Kelly (Facimile: (410)902-2110

         with a copy to:

                  Michael S. Blass, Esq.
                  Blass & Driggs
                  461 Fifth Avenue
                  New York, New York  10017
                  Facsimile:  (212) 447-5428


         Section 12.2 Successors and Assigns. The rights under this Agreement shall not be assignable or transferable nor the duties delegable by either HEALTHSOUTH and Seller, on the one hand, or Buyer, on the other hand, without the prior written consent of the other, except as provided in Section 2.16; and nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their permitted successors-in-interest and permitted assignees, any rights or remedies under or by reason of this Agreement unless so stated to the contrary.

         Section 12.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 12.4 Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         Section 12.5 Entirety of Agreement; Amendments. This Agreement (including the Schedules and Exhibits hereto), the Related Agreements and the other documents and instruments specifically provided for in this Agreement contain the entire understanding between the parties concerning the subject matter of this Agreement and such other documents and instruments and, except as expressly provided for herein, supersede all prior understandings and agreements, whether oral or written, between them with respect to the subject matter hereof and thereof. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement and such other documents and instruments which are not fully expressed herein or therein. This Agreement may be amended or modified only by an agreement in writing signed by each of the parties hereto. All Exhibits and Schedules attached to or delivered in connection with this Agreement are integral parts of this Agreement as if fully set forth herein, and all statements appearing therein relating to representations and warranties shall be deemed disclosed for all purposes and not only in connection with the specific provision in which they are explicitly referenced.

         Section 12.6 Construction. This Agreement and any documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

         Section 12.7 Waiver. The failure of a party to insist, in any one or more instances, on performance of any of the terms, covenants and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition, but the obligations of the parties with respect thereto shall continue in full force and effect. No waiver of any provision or condition of this Agreement by a party shall be valid unless in writing signed by such party or operational by the terms of this Agreement. A waiver by one party of the performance of any covenant, condition, representation or warranty of the other party shall not invalidate this Agreement, nor shall such waiver be construed as a waiver of any other covenant, condition, representation or warranty. A waiver by any party of the time for performing any act shall not constitute a waiver of the time for performing any other act or the time for performing an identical act required to be performed at a later time.

         Section 12.8 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware, without regard to the principles of conflicts of law thereof, provided that the validity, interpretation and effect of any instruments by which real property is conveyed at the Closing shall be governed by the laws of the state in which such real property is located.

         Section 12.9 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, binding and enforceable under applicable law, but if any provision of this Agreement is held to be invalid, void (or voidable) or unenforceable under applicable law, such provision shall be ineffective only to the extent held to be invalid, void (or voidable) or unenforceable, without affecting the remainder of such provision or the remaining provisions of this Agreement.

         Section 12.10 Consents Not Unreasonably Withheld. Wherever the consent or approval of any party is required under this Agreement, such consent or approval shall not be unreasonably withheld, unless such consent or approval is to be given by such party at the sole or absolute discretion of such party or is otherwise similarly qualified.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                                                HEALTHSOUTH CORPORATION


                                                By /s/ Michael D. Martin
                                                   ---------------------------
                                                        Michael D. Martin
                                                    Executive Vice President,
                                                     Chief Financial Officer
                                                          and Treasurer



                                                HORIZON/CMS HEALTHCARE
                                                CORPORATION


                                                By /s/ Scot Sauder
                                                  ----------------------------
                                                           Scot Sauder
                                                         Vice President


                                                INTEGRATED HEALTH SERVICES, INC.


                                                By /s/ Taylor Pickett
                                                  ------------------------------
                                                       Taylor Pickett
                                                    Executive Vice President

                                   EXHIBIT A


                                    FORM OF
                        BULK BILL OF SALE AND ASSIGNMENT


         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, HORIZON/CMS HEALTHCARE CORPORATION, a Delaware corporation (the "Seller"), and each subsidiary of Seller set forth in Rider A hereto (individually, a "Subsidiary" and collectively, the "Subsidiaries"), pursuant to, and subject to the terms, provisions and conditions of, that certain Purchase and Sale Agreement dated November 3, 1997 (the "Agreement"), by and among HEALTHSOUTH Corporation, a Delaware corporation, Seller and Integrated Health Services, Inc., a Delaware corporation (the "Buyer"), do hereby sell, convey, assign, transfer and deliver to Buyer, its successors and assigns, the assets (the "Transferred Assets") set forth in Rider B hereto, but excluding those assets set forth in Rider C hereto, all as more particularly described in the Agreement.

         The sale, conveyance, assignment, transfer and delivery made hereunder is made "AS IS" and "WITH ALL FAULTS," all as more particularly described in the Agreement, and without warranty of any kind, except as may be provided in the Agreement, including the warranty of merchantability or fitness for any purpose.

         Capitalized terms not otherwise defined herein (including all Riders hereto) shall have the meanings ascribed to them in the Agreement.

         IN WITNESS WHEREOF, the Seller and each Subsidiary have executed this Bulk Bill of Sale and Assignment this ____ day of _________________, 199___, effective as of the Closing specified in the Agreement.



                                                   [Insert Names of all Sellers]


                                                   By
                                                     ---------------------------
                                                   Title
                                                        ------------------------

                                    EXHIBIT B

                                     FORM OF
                ASSIGNMENT AND ASSUMPTION OF REAL PROPERTY LEASE



WHEN RECORDED, MAIL TO:



         THIS ASSIGNMENT AND ASSUMPTION OF REAL PROPERTY LEASE (this "Assignment") is entered into as of __________, 1997, by and between the undersigned Assignor and the undersigned Assignee pursuant to that certain Purchase and Sale Agreement, dated November 3, 1997, by and among HEALTHSOUTH Corporation ("HEALTHSOUTH"), Horizon/CMS Healthcare Corporation ("Seller") and Integrated Health Services, Inc. ("Buyer") (the "Agreement").


                              W I T N E S S E T H:


         WHEREAS, Assignor is the tenant under that certain real property lease described in Rider A attached hereto whereunder Assignor leases that certain real property described in Rider B attached hereto (the "Real Property Lease"); and

         WHEREAS, Assignor desires to assign all of its right, title and interest under the Real Property Lease and Assignee desires to assume all of Assignor's obligations thereunder.

         NOW, THEREFORE, the parties agree as follows:

         1. Assignment of Lease. Assignor hereby assigns unto Assignee all of Assignor's right, title and interest in the Real Property Lease, including, without limitation, any rights to renew or extend the term of the Real Property Lease and any rights of first refusal respecting and options to purchase the leased premises that are the subject of the Real Property Lease.

         2. Assumption of Real Property Lease Obligations. Assignee and Buyer, jointly and severally, do hereby assume all of the obligations of Assignor under the Real Property Lease, and jointly and severally agree, in accordance with the provisions of the Agreement, to indemnify and hold Assignor, Seller and HEALTHSOUTH harmless from and against any liability resulting from the breach of this covenant by Assignee or Buyer.

         3. General Provisions. Assignee and Buyer hereby confirm that Assignee has irrevocably appointed Buyer as its sole and exclusive representative, agent and attorney-in-fact with respect to all matters arising from or related to this Assignment. Notice hereunder to Assignor, Seller or HEALTHSOUTH, or to Assignee or Buyer, as the case may be, shall be given to HEALTHSOUTH or Buyer, as the case may be, in accordance with the provisions of the Agreement. The provisions of this Assignment shall be binding on and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                            ASSIGNOR:

                                            [Name of Assignor]


                                            By
                                              ----------------------------------

                                              Its
                                                 -------------------------------

                                            ASSIGNEE:

                                            [Name of Assignor]


                                            By
                                              ----------------------------------

                                              Its
                                                 -------------------------------

                                            BUYER:

                                            INTEGRATED HEALTH SERVICES, INC.


                                            By
                                              ----------------------------------

                                              Its
                                                 -------------------------------

                                    EXHIBIT C


                          FORM OF ASSUMPTION AGREEMENT


         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and pursuant to, and subject to the terms, provisions and conditions of, that certain Purchase and Sale Agreement dated November 3, 1997 (the "Agreement"), by and among HEALTHSOUTH Corporation, a Delaware corporation, Horizon/CMS Healthcare Corporation, a Delaware corporation (the "Seller") and Integrated Health Services, Inc., a Delaware corporation (the "Buyer"), Seller does hereby assume, and does hereby agree to pay, discharge and perform as and when due, the obligations and liabilities set forth in Rider A hereto (the "Excluded Liabilities") of each subsidiary of Seller set forth in Rider B hereto (individually, a "Transferred Subsidiary" and collectively, the "Transferred Subsidiaries"), but excluding those liabilities (the "Assumed Liabilities") set forth in Rider C hereto, all as more particularly described in the Agreement.

         Capitalized terms not otherwise defined herein (including all Riders hereto) shall have the meanings ascribed to them in the Agreement.

         This Assumption Agreement is being delivered in favor of Buyer and each of the Transferred Subsidiaries.

         IN WITNESS WHEREOF, Seller has executed this Assumption Agreement this ____ day of ________________, 199____, effective as of the Closing specified in the Agreement.


                                                     HORIZON/CMS HEALTHCARE
                                                     CORPORATION


                                                     By
                                                       -------------------------
                                                     Title
                                                          ----------------------

                                    EXHIBIT D


                          FORM OF ASSUMPTION AGREEMENT


         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and pursuant to, and subject to the terms, provisions and conditions of, that certain Purchase and Sale Agreement dated November 3, 1997 (the "Agreement"), by and among HEALTHSOUTH Corporation, a Delaware corporation, Horizon/CMS Healthcare Corporation, a Delaware corporation (the "Seller") and Integrated Health Services, Inc., a Delaware corporation (the "Buyer"), Buyer does hereby assume, and does hereby agree to pay, discharge and perform as and when due, the obligations and liabilities set forth in Rider A hereto (the "Assumed Liabilities") of Seller and of each subsidiary of Seller set forth in Rider B hereto (individually, a "Subsidiary" and collectively, the "Subsidiaries"), but excluding those liabilities (the "Excluded Liabilities") set forth in Rider C hereto, all as more particularly described in the Agreement.

         Capitalized terms not otherwise defined herein (including all Riders hereto) shall have the meanings ascribed to them in the Agreement.

         This Assumption Agreement is being delivered in favor of Seller and each of the Subsidiaries.

         IN WITNESS WHEREOF, Buyer has executed this Assumption Agreement this ____ day of ________________, 199____, effective as of the Closing specified in the Agreement.


                                                INTEGRATED HEALTH SERVICES, INC.


                                                By
                                                  ------------------------------
                                                Title
                                                     ---------------------------

                                    EXHIBIT E
                                     FORM OF
                              MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT (the "Agreement") is made and entered into as of the ______ day of _____________, 199___, by and between INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("Manager"), and HORIZON/CMS HEALTHCARE CORPORATION, a Delaware corporation ("Owner"), in its corporate capacity and as agent for certain of its wholly-owned subsidiaries identified on Rider A (each, an "Affected Subsidiary" and collectively, the "Affected Subsidiaries"), with respect to the following facts:

         A. Pursuant to that certain Purchase and Sale Agreement dated November 3, 1997 between HEALTHSOUTH Corporation, Owner and Manager (the "Purchase Agreement"), Owner and certain of its Subsidiaries have agreed to sell to Manager certain assets of Owner and certain of such Subsidiaries and the issued outstanding capital stock of certain of such Subsidiaries. All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meaning such terms have in the Purchase Agreement.

         B. Directly or through the Subsidiaries, Owner operates the Facilities identified on Rider B (each, an "Affected Facility" and collectively, the "Affected Facilities").

         C. Pursuant to an Escrow Agreement dated _____________, 199___ (the "Escrow Agreement"), Owner has delivered in escrow to ______________________ (the "Escrow Agent"), instruments of transfer with respect to [certain of] the Transferred Assets and the Assigned Stock, all as provided in the Purchase Agreement.

         D. Until termination of the Escrow established pursuant to such Escrow Agreement, Owner and Manager wish to enter into certain arrangements whereby Manager will manage the Affected Facilities represented by the documents and instruments held by the Escrow Agent pursuant to the Escrow Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals, and the agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


1.       ENGAGEMENT OF MANAGER

         Owner hereby engages Manager for the purpose of rendering management, administration, purchasing services, financial assistance and all other management, support and administrative services needed for the operation of the Affected Facilities , on the basis hereinafter set forth, and the Manager hereby accepts such engagement. Throughout the term of this Agreement, Owner or the relevant Affected Subsidiary, as the case may be, shall retain all ultimate authority over the business, policies, operations and assets of each of the Affected Facilities and, therefore, shall have the right to review Manager's activities as manager of the Affected Facilities. By entering into this Agreement, Owner does not delegate to Manager the power, duties and ultimate responsibilities vested in Owner or the Affected Subsidiaries, as the case may be, as licensees of the Affected Facilities. It is understood that, during the term of this Agreement, Owner or the Affected Subsidiaries, as the case may be, are and will remain the responsible licensees of the Affected Facilities and, as such, are fully liable and legally accountable at all times to all patients and governmental agencies for all patient care and funds, and all other aspects of the operation and maintenance of the Affected Facilities.


2.       RESPONSIBILITIES OF MANAGER

         2.1 Total Management Services. Manager shall provide total management services for the Affected Facilities in a manner consistent with and subject to the responsibilities of Owner and the Affected Subsidiaries as the licensees of the Affected Facilities. Certain of these management services are more specifically described in this Section 2. As Manager of the Affected Facilities, Manager shall have responsibility and commensurate authority to conduct, supervise and effectively manage the day-to-day operations of the Affected Facilities. Manager shall be expected to exercise the reasonable judgment of an experienced healthcare management company in its management activities hereunder.

         2.2 Oversight and Staffing. Pursuant to its engagement, Manager shall have sole responsibility for the operations of the Affected Facilities, including, but not limited to, overseeing and staffing all non-medical aspects of the Affected Facilities' departments, including, but not limited to, those departments performing the functions of nursing, personnel, purchasing, administration, planning, finance, reimbursement, credit, collection, housekeeping, maintenance, medical records, security, medical staff liaison, asset management, pharmacy, contract administration, dietary services, data processing, laboratory, marketing, outpatient clinics, medical library, and business office and administrative matters, all to the extent applicable to particular Affected Facilities.

         2.3 Specific Duties. In furtherance of its responsibilities hereunder, Manager shall

                  (a) Establish, maintain, administer and modify as necessary the charge structure of the Affected Facilities and negotiate fee payment methods with any Payor.

                  (b) Recruit, hire, train, promote, assign, supervise, manage and discharge all personnel required in connection with the operations of the Affected Facilities.

                  (c) Prepare invoices for services and collect accounts owed to Owner in respect thereof. In this connection, Manager shall submit all bills and necessary documentation required by patients or Payors to obtain payment therefrom in connection with all charges. Manager shall act as the agent of Owner with respect to billing and collecting, and billing shall be in the name of Owner. Accordingly, Owner hereby appoints Manager, for the purposes of this Agreement, as its true and lawful attorney-in-fact:

                        (i)   to bill patients or clients on Owner's behalf;

                        (ii)  to collect accounts  receivable on Owner's behalf;
                   and

                        (iii) to receive  all  payments  on behalf of Owner from
                   all Payors, and to take possession of, and endorse in the name of Owner, any notes, checks, money orders, insurance payments and other instruments received as payment in respect of such billings (except as prohibited by Medicare and Medicaid law and regulations).

                  (d) Establish and administer accounting procedures and controls, in accordance with sound industry practice, and establish a system for the development, preparation and safekeeping of books and records relating to the business and financial affairs of Owner as they relate to the Affected Facilities, including, but not limited to:

                        (i) preparation and filing, from time to time, of such forms and reports as may be required under federal or state laws or programs applicable to wages, hours and prices; and

                        (ii) preparation and submission periodically to Owner as required for timely payment of all returns relating to taxes imposed upon the operations of the Affected Facilities and all cost reports, supporting data and other applicable materials pertaining to reimbursement by or from Medicare, Medicaid and all other Payors.

                  (e) Periodic evaluation of all quality assurance and risk management aspects of the operations of the Affected Facilities.

                  (f) Supervision and organization of the medical records of the Affected Facilities, which shall be obtained and maintained with respect to all medical services rendered in or through the Affected Facilities.

                  (g) Arrangement for the provision of such other services as may be required from time to time by federal, state and local law, the bylaws, rules and regulations of the governing bodies of the Affected Facilities and any accreditation or governmental agencies having jurisdiction over the Affected Facilities.

                  (h) Procurement, for the account of Manager, of such equipment, drugs, supplies, materials and services as Manager deems, in the reasonable exercise of its discretion, necessary or desirable in connection with the operations of the Affected Facilities.

                  (i) Payment of trade accounts, all taxes, amounts due on short and long-term indebtedness and leases of real and personal property and all other obligations incurred by the Owner or the Manager in connection with the operations of the Affected Facilities and Assumed Liabilities.

         2.4 Licenses and Approvals. Manager shall use its best efforts to assist Owner and the Affected Subsidiaries in obtaining and maintaining in effect at all times during the term hereof all Licenses necessary and appropriate to operate the Affected Facilities as presently operated by Owner and the Affected Subsidiaries as of the date of this Agreement. Manager shall refrain from any and all conduct which has the effect of jeopardizing any License of an Affected Facility or an Affected Facility's status as a licensed, accredited health care facility which provides services to Medicare or Medicaid beneficiaries.

         2.5 Standards. Manager shall act in good faith in the performance of its obligations hereunder. Manager shall, at all times, operate the Affected Facilities in conformity with (a) the bylaws, rules and regulations of the governing bodies of the Affected Facilities, (b) the standards of performance of all regulatory and accrediting agencies and authorities which exercise jurisdiction over the Affected Facilities, and (c) in a manner consistent with good and ethical business practices in the communities served by the Affected Facilities and the health care industry.

         2.6 Employees. Except as may be otherwise required by law, all personnel employed in connection with the operations of the Affected Facilities, shall be and remain employees of, or independent contractors in privity with, Owner. Manager shall determine from time to time the number and qualification of employees required or desirable in connection with the operations of the Affected Facilities, establish, revise and administer all wage scales, compensation rates, employee benefits and conditions of employment, administer in-service training, seminars and conferences and establish staff schedules and job descriptions. Manager shall reimburse Owner for all expense incurred in connection with such employees.

         2.7 Insurance. Manager shall reimburse Owner for the cost of all necessary insurance coverage and the cost of all self-insured claims pertaining to the Affected Facilities and their operations.


3.       LIMITATIONS ON AUTHORITY OF MANAGER

         Notwithstanding the rights and powers of Manager pursuant to Section 2, Manager shall have no right or authority to do any of the following without the prior written consent of Owner or, as applicable, an Affected Subsidiary:

         (a) Act for Owner or the Affected Subsidiaries with respect to any business that is not directly related to the management or operation of the Affected Facilities.

         (b) Enter into or terminate any contract on behalf of Owner or the Affected Subsidiaries without the prior written approval of Owner; provided, however, that Manager shall have the authority on behalf of Owner and the Affected Subsidiaries, as applicable, to enter into any such contract (i) that is terminable by Owner or the applicable Affected Subsidiary at any time upon not more than 90 days' notice without penalty. Manager hereby agrees to reimburse Owner or the Affected Subsidiary for any amounts payable by Owner or such Affected Subsidiary thereunder which are in excess of prevailing local rates for the goods or services provided; provided, however, that Manager's reimbursement obligation shall terminate on the earliest date on which Owner or such Affected Subsidiary could have terminated such contract.


4.       RESPONSIBILITIES AND RIGHTS OF OWNER

         4.1 Maintenance of Licenses. Subject to and conditioned upon Manager's full compliance with its obligations hereunder, Owner shall hold and maintain, and cause the Affected Subsidiaries to hold and maintain the necessary and appropriate Licenses to operate the Affected Facilities as presently operated by Owner and the Affected Subsidiaries. Manager shall, no less than 30 days prior to the due date, prepare and deliver to Owner all routine applications, extensions and other filings necessary to maintain such Licenses for Owner's execution of the same and shall timely file such applications, extensions and other filings, together with any filing fees or other charges (all of which shall be paid for by Manager), with the appropriate governmental or accreditation agencies.

         4.2 Owner's Inspection. During the term of this Agreement, upon reasonable prior written notice and during normal business hours, (i) Owner shall have the right to inspect the Affected Facilities, to inspect and/or audit all books and records of Manager pertaining to the operation of the Affected Facilities and to meet with the executive officers of Manager and the Affected Facilities to discuss Manager's compliance with its obligations under this Agreement, and (ii) Manager shall have the right to review such information and records that pertain to the Affected Facilities and which are in the possession of Owner or the Affected Subsidiaries asManager may reasonably require in connection with the performance of its duties hereunder.

         4.3 Access to Medical Records. Owner shall have the same right of access to, and Manager shall have the same obligation of preservation of, all medical, clinical and other records directly or indirectly associated with the admission, care and treatment of patients during the term of this Agreement and all financial and other records of the Affected Facilities for the period during the term of this Agreement as Owner and Manager have with respect to the Medical Records under Section 6.2 of the Purchase Agreement.


5.       COMPENSATION.

                  (a) In consideration of all services provided by Manager hereunder, Manager shall retain, as its management fee, all net revenues generated by the operations of the Affected Facilities during the term of this Agreement. From such management fee, however, Manager shall be responsible for paying all costs, expenses and expenditures of any kind or nature whatsoever incurred in connection with the operation of the Affected Facilities during the term of this Agreement including, but not limited to, capital expenditures, taxes (including Taxes and income taxes and any tax based on net income or gains from the disposition of property which arise with respect to Manager's operation of the Affected Facilities), litigation awards and settlements, all insurance premiums (including any insurance premiums paid by Owner during the term of this Agreement), operating charges, maintenance costs, construction costs and any other charges, costs, liabilities and expenses. Manager acknowledges that Owner does not guarantee and has not represented that the Affected

Facilities can or will be operated profitably by Manager. All financial risk of operating the Affected Facilities during the term of this Agreement shall be borne entirely by Manager and neither Owner nor the Affected Subsidiaries shall have any liability or obligation therefor. Accordingly, Manager shall be obligated to provide the working capital needs of the Affected Facilities during the term of this Agreement even if the Affected Facilities are being operated by Manager at a loss. Owner and the Affected Subsidiaries shall have no financial obligations hereunder with respect to the operations of the Affected Facilities or the payment to Manager of any fees or reimbursement of any costs incurred by Manager. Manager shall be responsible for acquiring, at its own cost, all equipment and other personal property Manager reasonably determines is necessary for the operation of the Affected Facilities and all such equipment and other personal property so acquired by Manager shall be the property of Manager.
Manager, however, shall have no liability or obligation with respect to any of the Excluded Assets or Excluded Liabilities.

                  (b) In the event that Manager pays any capital  expenditure in connection with an Affected Facility, and this Agreement is thereafter terminated under circumstances where all instruments of transfer pertaining to such Affected Facility are delivered out of escrow to Owner or an Affected Subsidiary, then in such event Owner shall promptly pay to Manager an amount equal to the aggregate of such capital expenditures, less cumulative depreciation for the applicable capital asset through the date of such termination in an amount as determined in conformity with the depreciation methods then utilized generally by Manager for financial reporting purposes with respect to similar assets.


6.       TERM AND TERMINATION

         6.1 Unless sooner terminated by mutual written consent, this Agreement shall continue in full force and effect with respect to each Affected Facility until the earliest of (i) termination of the Escrow Agreement, (ii) the dissolution of Manager, or (iii) rejection or termination of this Agreement as the result of any bankruptcy or insolvency proceeding by or against Manager.

         6.2 Upon the termination of this Agreement, all further obligations of the parties shall terminate, except that the obligations of Manager set forth in Sections 5(b), 7 and 8 shall survive, and such termination shall be without prejudice to the rights and remedies that either may have against the other.


7.       INDEMNIFICATION

         In addition to the rights of any of the parties hereto to indemnification under Article 11 of the Purchase Agreement, (i) Manager shall indemnify Owner and the Affected Subsidiaries and hold Owner and the Affected Subsidiaries harmless from and against any and all Losses which they sustain or suffer or to which they may become subject as a result of: (a) the non-performance or breach of any covenant or agreement made or undertaken by Manager in this Agreement, or (b) the ongoing operations of the Affected Facilities during the term of this Agreement, and (ii) Owner and the Affected Subsidiaries, jointly and severally, shall indemnify Manager and hold Manager harmless from and against any and all Losses which it sustains or suffers or to which it may become subject as a result of the gross negligence or intentionally wrongful acts of Owner or any of the Affected Subsidiaries. The provisions of Sections 11.5 and 11.6 of the Purchase Agreement shall govern any claim for indemnification made hereunder by Manager, Owner or the Affected Subsidiaries and such provisions are hereby incorporated herein by reference.


8.       MISCELLANEOUS

         8.1 Pursuant to Title 42 of the United States Code and applicable rules and regulations thereunder, until the expiration of four years after termination of this Agreement, the Manager shall make available, upon appropriate written request by the Secretary of the United States Department of Health and Human Services or the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of this Agreement and such books, documents and records as are necessary to certify the nature and extent of the costs of the services provided by the Manager under this Agreement. The Manager further agrees that in the event it carries out any of its duties under this Agreement through a subcontract with a value or cost of $10,000 or more over a 12 month period with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon appropriate written request by the Secretary of the United States Department of Health and Human Services or the Comptroller General of the United States General Accounting Office or any of their duly authorized representatives, a copy of such subcontract and such books, documents and records of such organization as are necessary to verify the nature and extent of such costs. Disclosure pursuant to this Section shall not be construed as a waiver of any other legal right to which the Manager may be entitled under law or regulation.

         8.2 With respect to each Affected Facility, this Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the state in which such Affected Facility is located, without regard to the principles of conflicts of law thereof.

         8.3 Manager hereby authorizes Owner and the Affected Subsidiaries to state in any advertising, promotional or other material that Manager acts as consultant to, and Manager of, the Affected Facilities.

         8.4 Owner shall not be deemed to be in violation of this Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control including, without limitation, strikes, shortages, war, acts of God, lack of any Payor's financial resources, or any statute, regulation or rule of federal, state or local government or agency thereof.

         8.5 This Agreement shall not change or alter in any manner the rights and obligations of the parties under the Purchase Agreement. In the event there is any inconsistency between this Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall prevail.

         8.6 Each party shall keep all information concerning the operation of the Affected Facilities, during the term of this Agreement and all information obtained from the other either before or after the date of this Agreement, confidential and neither party shall reveal such information to, nor produce copies of any written information for, any person outside its management group or its professional advisors without the prior written consent of the other party, unless such party is compelled to disclose such information by judicial or administrative process or by any other requirements of Law.

         8.7 This Agreement (including the Riders hereto), the Purchase Agreement (including the Schedules and exhibits thereto), and the other documents and instruments specifically provided for herein and therein contain the entire understanding between the parties concerning the subject matter of this Agreement and such other documents and instruments and, except as expressly provided for herein or therein, supersede all prior understandings and agreements, whether oral or written, between them with respect to the subject matter hereof and thereof. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matters of this Agreement and such other documents and instruments which are not fully expressed herein or therein. This Agreement may be amended or modified only by an agreement in writing signed by each of the parties hereto.

         8.8 Incorporation of Provisions of Purchase Agreement. The following provisions of the Purchase Agreement are incorporated herein by reference mutatis mutandis: Sections 12.1 through 12.11.

         8.9 Excluded Liabilities. Notwithstanding anything herein to the Contrary, Manager shall not be required to assume, pay or perform any Excluded Liability.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on the day and year first above written.

                           MANAGER:

                           INTEGRATED HEALTH SERVICES, INC.


                           By
                             ---------------------------------------------------

                             Its
                                ------------------------------------------------

                           OWNER:

                           HORIZON/CMS HEALTHCARE
                           CORPORATION,
                           for itself and as Agent for the Affected Subsidiaries


                           By
                             ---------------------------------------------------
                             Its
                                ------------------------------------------------








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